Registration Statement No. 333-238458-02
Dated February 4, 2022
Securities Act of 1933; Rule 424(b)(2)

PRODUCT SUPPLEMENT NO. W-I TO PROSPECTUS SUPPLEMENT
DATED JUNE 18, 2020 TO PROSPECTUS DATED JUNE 18, 2020

Credit Suisse AG

Warrants

Linked to the Performance of One or More Indices, Exchange-Traded Funds, Equity Securities or a Basket

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This product supplement sets forth terms that will apply generally to the warrants offered by this product supplement, which we refer to as the “warrants.” The specific terms of a particular issuance of warrants, including the calculation of any amount due on the warrants, will be set forth in a pricing supplement that we will deliver in connection with that issuance. You should read this product supplement together with such pricing supplement, the underlying supplement, if applicable, the prospectus supplement and the prospectus, which we refer to collectively as the “offering documents.” If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the applicable pricing supplement will control.

The warrants are unsecured contractual obligations of Credit Suisse AG, acting through one of its branches, the return on which is linked to the performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the warrants will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term reference shares includes securities issued through depositary arrangements with respect to foreign underlying securities (“ADSs”). For reference shares that are ADSs, the term “reference share issuer” refers to the issuer of the equity securities underlying the ADSs. If the warrants are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

The key dates date of the warrants will be specified in the applicable pricing supplement, as set forth under “—Postponement of valuation dates,” herein.

The payment at expiration of the warrants will depend on either the performance of one or more underlyings or the performance of the basket, as described more fully in this product supplement. For information regarding the calculation of the payment at expiration, see “Description of the Warrants—Payment at expiration.” Any payment at expiration you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The warrants will not be listed on any securities exchange.

Investing in the warrants involves a number of risks, including the risk of the warrants expiring worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their warrants. Please refer to “Risk Factors” beginning on page PS-3 of this product supplement for risks related to an investment in the warrants.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these warrants or determined if this product supplement or the prospectus supplement or prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The warrants are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

The date of this product supplement is February 4, 2022.

Table of Contents

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We are responsible for the information contained and incorporated by reference in this product supplement and the accompanying prospectus supplement and prospectus. As of the date of this product supplement, we have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not making an offer of these warrants in any state where the offer is not permitted. You should not assume that the information in this document or the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of this document.

The warrants described in the applicable pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisors. You should be aware that the regulations of the Financial Industry Regulatory Authority (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the warrants.

We are offering the warrants for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of the offering documents and the offering of the warrants in some jurisdictions may be restricted by law. If you possess the offering documents, you should find out about and observe these restrictions. The offering documents are not an offer to sell these warrants, and we are not soliciting an offer to buy these warrants in any jurisdiction where such offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the “Underwriting (Conflicts of Interest)” section of this product supplement.

In the offering documents, unless otherwise specified or the context otherwise requires, references to “we,” “us” and “our” are to Credit Suisse AG (“Credit Suisse”) and its consolidated subsidiaries, and references to “dollars” and “$” are to U.S. dollars.

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Summary

The following is a summary of the terms of the warrants and other information that you should consider before deciding to invest in the warrants. You should read the relevant offering documents, including this product supplement, carefully to understand fully the terms of the warrants and other considerations that are important in making a decision about investing in the warrants. You should, in particular, review the “Risk Factors” section of this product supplement, which sets forth a number of risks related to the warrants. All of the information set forth below is qualified in its entirety by the detailed explanations set forth and incorporated by reference elsewhere in this product supplement, the underlying supplement, if applicable, and the accompanying prospectus supplement and prospectus. The pricing supplement for the warrants will contain certain specific information and terms of that offering and may also add, update or change the information contained in the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement. It is important for you to consider the information contained in all the offering documents in making your investment decision.

What are the warrants, and how is the payment at expiration calculated?

The warrants are our unsecured contractual obligations, the return on which is linked to the positive or inverse performance of one or more underlyings, as specified in the applicable pricing supplement. The warrants will not be secured by collateral and will rank equally with all of our other unsecured contractual obligations and our unsecured and unsubordinated debt. At expiration, you will be entitled to receive a cash payment equal to the payment at expiration, as described in this product supplement. Any amount due on the warrants is subject to our ability to meet our obligations as they become due.

We will specify in the applicable pricing supplement whether we are offering call warrants or put warrants. The warrants will be “in-the-money,” and you will receive a cash payment on the expiration date only if, with respect to call warrants, the percentage change in the relevant underlying or the basket, as applicable, from the initial level or strike level, as applicable, to the final level is positive or, in the case of put warrants, negative. For call warrants, if the final level is less than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. For put warrants, if the final level is greater than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. You will be repaid the full amount of your investment and achieve a positive return only if the final level is greater than or less than the initial level or strike level, as applicable, by a certain percentage, which will vary depending on the warrant premium and the notional amount of the warrants, as well as whether the warrants are subject to a maximum return.

For information regarding the calculation of the payment at expiration, please refer to “Description of the Warrants—Payment at expiration” herein.

Do the warrants guarantee the return of my investment?

The warrants do not guarantee the return of any of your investment. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. In addition, any payment you are entitled to receive is subject to our ability to meet our obligations as they come due.

Will I receive interest payments on the warrants?

You will not receive any interest payments on the warrants for the entire term of the warrants.

Are there risks involved in investing in the warrants?

An investment in the warrants involves substantial risks. Please see the “Risk Factors” section beginning on page PS-3.

Will there be an active trading market in the warrants?

The warrants will not be listed on any securities exchange. Accordingly, there is no assurance that a liquid trading market will develop for the warrants. If Credit Suisse (or an affiliate) bids for your warrants in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the warrants on the trade date. The estimated value of the warrants on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the warrants in the secondary market (if any exists) at any time. The secondary market price of your warrants at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. See “Risk Factor––The estimated value of the warrants on the trade date may be less than the price to public.” In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your warrants could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the warrants and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your warrants will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your warrants to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your warrants may be lower than the price at which we may repurchase the warrants from such dealer.

We (or an affiliate) may initially post a bid to repurchase the warrants from you at a price that will exceed the then-current estimated value of the warrants. That higher price reflects our projected profit and costs that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 90 days, unless otherwise specified in the applicable pricing supplement.

The warrants are not designed to be short-term trading instruments and any sale prior to expiration could result in a substantial loss to you. You should be willing and able to hold your warrants to expiration.

Will the warrants be distributed by affiliates of the Issuer?

Credit Suisse Securities (USA) LLC (“CSSU”) is one of our wholly owned subsidiaries. Any offering in which CSSU participates will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the warrants to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Underwriting (Conflicts of Interest)” herein.

What are the United States federal income tax consequences of investing in the warrants?

Please refer to “United States Federal Tax Considerations” herein for a discussion of certain United States federal income tax considerations for making an investment in the warrants.

Risk Factors

A purchase of the warrants involves risks. For example, you may lose all or a portion of your initial investment. You should be prepared to sustain a total loss of the purchase price of your warrants. This section describes significant risks relating to the warrants. You should read the following information about these risks, together with the other information contained or incorporated by reference in the other offering documents before investing in the warrants.

General Risks Relating to the Warrants

The warrants are a risky investment, and you may lose all or a portion of your investment in the warrants

The warrants do not guarantee the return of any of your investment. Your warrants will be automatically exercised on the expiration date and are not exercisable earlier at your option. The warrants will be “in-the-money,” and you will receive a cash payment on the expiration date only if, with respect to call warrants, the percentage change in the relevant underlying or the basket, as applicable, from the initial level or strike level, as applicable, to the final level is positive or in the case of put warrants, negative. For call warrants, if the final level is less than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. For put warrants, if the final level is greater than or equal to the initial level or strike level, as applicable, the warrants will expire worthless. You should therefore be prepared to sustain a total loss of the purchase price of your warrants. You will be repaid the full amount of your investment and achieve a positive return only if the final level is greater than or less than the initial level or strike level, as applicable, by a certain percentage, which will vary depending on the warrant premium and the notional amount of the warrants, as well as whether the warrants are subject to a maximum return. Any payment you are entitled to receive at expiration is subject to our ability to pay our obligations as they become due. Please refer to “Description of the Warrants—Payment at expiration” herein.

The warrants are subject to the credit risk of Credit Suisse

Investors are dependent on Credit Suisse’s ability to pay or deliver all amounts due on the warrants. Therefore, investors are subject to our credit risk. Any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of your warrants prior to expiration.

Credit Suisse is subject to Swiss regulation

As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the Securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the Securities.

The warrants are suitable only for investors with options approved accounts

We are requiring that warrants be sold only to investors with options approved accounts. We suggest that investors considering purchasing warrants be experienced with respect to options and options transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the warrants in light of their particular circumstances. You should be prepared to sustain a total loss of the purchase price of your warrants.

The initial level or strike level, as applicable, of the relevant underlying(s) or the basket may be determined on a date later than the trade date

If so specified in the applicable pricing supplement, the initial level or strike level, as applicable, of the relevant underlying(s) or the basket may be determined on a date or dates after the trade date. For example, the applicable pricing supplement may specify that the initial level or strike level will be determined based on the lowest level or the average level for such underlying or basket during the period from the trade date to a specified lookback date. As a result, if the applicable pricing supplement so specifies, you will not know the initial level or strike level, as applicable, of the relevant underlying(s) or basket until a date later than the trade date.

The price of the warrants is related to changes in the level of the underlying or the basket, as applicable

The warrants provide opportunities for investment but also pose risks to you as a result of fluctuations in the value of the underlying investment. In general, risks associated with the warrants are similar to those applicable to other options or warrants of private corporate issuers. You may lose your entire investment. This risk reflects the nature of a warrant as an asset that tends to decline in value over time, like a wasting asset, and that may, depending on the relative value of the relevant underlying or the basket, as applicable, be worthless when it expires. A warrant is “out-of-the-money” when with respect to call warrants, the final level is less than the initial level or strike level, as applicable, or for put warrants, when the final level is greater than the initial level or strike level, as applicable. Assuming all other factors are held constant, the more a warrant is out-of-the-money and the shorter its remaining term to expiration, the greater the risk that you will lose all of your investment. Because warrants may become worthless upon expiration, you must generally be correct about the direction, timing and magnitude of anticipated changes in the level of the relevant underlying or the basket, as applicable, in order to recover and realize a positive return upon your investment. If the level of the relevant underlying or the basket, as applicable, does not change to an extent sufficient to cover the costs of your warrants, i.e., the purchase price plus transaction costs, if any, before the warrants expire, you will lose all or a part of your investment in the warrants upon expiration. Accordingly, the warrants involve a high degree of risk and are not appropriate for every investor. As such, investors who are considering purchasing the warrants must be able to understand and bear the risk of a speculative investment in the warrants and be experienced with respect to options and option transactions. Such investors should reach an investment decision only after careful consideration, with their advisers, of the suitability of the warrants in light of their particular financial circumstances.

In addition, changes in the level of the relevant underlying or the basket, as applicable, may not necessarily result in a comparable change in the market value of your warrants. For example, if the warrants are “out-of-the-money” by a substantial amount with a relatively short time remaining until expiration, an increase in the level of the relevant underlying or the basket, as applicable, might have little or no effect on the market price of the warrants, even if a secondary market were to become available.

The return on the warrants may be lower than the return on other investments with a similar term

The warrants are not debt instruments, and the payment at expiration you receive, if any, may be less than the purchase price of your warrants and the amount you could have earned on a traditional debt instrument with a similar term. Because the payment at expiration may be less than the amount originally invested in the warrants and may even be zero, the return on the warrants (i.e., the effective yield to the expiration date) may be negative, and you may even lose your entire investment. Even if the return on the warrants is positive, that return may not be sufficient to compensate you for any loss in value due to inflation and other factors relating to the time value of money.

The warrants are not standardized options issued by the Options Clearing Corporation

The warrants are not standardized stock index options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the Securities and Exchange Commission (the “SEC”). For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, purchasers of the warrants must look solely to us for performance of our obligations to pay the amount due at expiration, if any, upon the exercise of the warrants. The warrants will not be secured by collateral and will rank prior to all of our subordinated indebtedness and will rank equally to all of our other unsecured contractual obligations and to our unsecured and unsubordinated indebtedness. In addition, the secondary market for the warrants, if any, is not expected to be as liquid as the market for OCC standardized options.

The warrant agreement is not an indenture qualified under the Trust Indenture Act, and the obligations of the warrant agent are limited

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the warrant agent is not a trustee qualified under the Trust Indenture Act. Accordingly, warrant holders will not have the benefit of the protections of the Trust Indenture Act. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrant holders.

In the case of warrants linked to a basket, the basket components may not be equally weighted

In the case of warrants linked to a basket, the basket components may have different weights used in determining the level of such basket. One consequence of an unequal weighting of basket components is that, if a higher-weighted basket component performs poorly while a lower-weighted basket component performs well, the level of such basket will reflect the poor performance of the higher-weighted basket component to a greater extent than it reflects the stronger performance of the lower-weighted basket component. As such, the unequal weighting of basket components may adversely affect, in the case of call warrants, or positively affect, in the case of put warrants, the value of the warrants.

Correlation (or the lack thereof) could have an adverse effect on your return on the warrants

In the case of warrants linked to a basket, movements in levels of the basket components may not correlate with each other. At a time when the level(s) of one or more of the basket components increase, the level(s) of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket return, increases in the level(s) of one or more of the basket components may be moderated, or more than offset, by lesser increases or declines in the level(s) of one or more of the other basket components. On the other hand, changes in the levels of the basket components may become highly correlated during periods of decline in the value of such basket components. This may occur because of events that have broad effects on markets generally or for other reasons. If changes in the levels of the basket components become correlated during periods of decline, a decline in the level of any single basket component may not be offset by the performances of the other basket components and, in fact, each basket component may contribute individually to an overall decline in the level of the basket.

In the case of warrants linked to the worst performing of more than one underlying, if the performance of the underlyings exhibits no relationship to each other, it is more likely that one of the underlyings will cause the securities to perform badly. However, if the businesses of the reference share issuers of the underlyings tend to be related such that the performances of the underlyings are correlated, then it is less likely that one or more of the underlyings will cause the securities to perform poorly. To the extent that the underlyings represent different market segments or market sectors, the risk of one of the underlyings performing poorly is greater. As a result, by investing in such securities, you will be exposed to the market risk of each reference share issuer and its business.

It is impossible to predict what the relationships between the underlyings or basket components will be over the term of the warrants.

For warrants linked to the individual performance of more than one underlying, you may be fully exposed to the risk of fluctuations in the levels of each underlying

If the warrants are linked to the individual performance of more than one underlying, you will be exposed to the risk of fluctuations in the levels of each underlying separately. Unlike warrants that are linked to a basket, where risk is mitigated and diversified among all of the basket components, any amount due on your warrants may depend solely on the performance of the worst performing of the underlyings. As such, you will bear the full risk that any of the underlyings will perform poorly.

The warrants may be subject to a maximum return

There may be a maximum payment on the warrants, regardless of the performance of any underlying or basket. Under these circumstances, the amount you will be entitled to receive at expiration may be limited by such maximum return, even if the performance of the relevant underlying or the basket is greater than such maximum return. You should not invest in warrants that have a maximum return if you seek to participate in the full performance of any relevant underlying or basket.

The market value of your warrants may not reflect the changes in the level of any underlying

Owning the warrants is not the same as owning any underlying or any component included in or composing any underlying. Accordingly, changes in the level of an underlying may not result in a comparable change in the value of the warrants. If the level of any underlying on any day has increased in the case of call warrants, or decreased in the case of put warrants, the value of the warrants may not increase comparably, if at all, or their value may even decline.

An investment in the warrants is not the same as a direct investment in any underlying or in the components included in any underlying

Your return on the warrants, whether positive, zero or negative, will not reflect the return you would have realized on a direct investment in any underlying or the components included in any underlying. As an investor in the warrants, you will not have rights to receive dividends or other distributions or any other rights, including voting rights, with respect to any underlying or any components included in an underlying. If any underlying is comprised of equity components, the payment of dividends on the equity securities that compose such underlying will have no effect on the calculation of the level of such underlying (except with respect to total return indices and in cases where an adjustment is made to the share adjustment factor). The calculation agent will calculate the amount payable to you at expiration by reference to the level(s) of the underlying(s) on the relevant valuation date(s) and will not include the amount of any such payments of the underlying(s) during the term of the warrants (other than as described above). Therefore, the return on your investment, which will be determined as set forth in the applicable pricing supplement, is not the same as the total return based on the purchase of any underlying or any component included in such underlying(s), as applicable.

Adjustments made for dividend payments on the reference shares will be described below under “Description of the Warrants—Adjustments.”

The value of the warrants may be influenced by many factors that are unpredictable

If the level of any underlying changes, the market value of the warrants may be influenced by factors such as:

•	interest and yield rates in the market;

•	dividends or other distributions on any underlying or equity securities included in any underlying (while not paid to the holders of the warrants, dividend payments on an underlying or its components may influence the market prices of such underlying or its components and the market value of options on such underlying or its components, and therefore affect the value of the warrants);

•	the expected and actual volatility of any underlying;

•	changes and adjustments made to any underlying, including any changes to an index tracked by a reference fund (a “tracked index”);

•	investors’ expectations with respect to the rate of inflation;

•	the occurrence of certain events that may or may not require an adjustment to the applicable share adjustment factor;

•	geopolitical conditions and economic, financial, political and regulatory, judicial or other events that affect the components included in any underlying or markets generally and which may affect the level of any underlying;

•	for warrants linked to two or more underlyings, the existence of, and changes to, the degree of correlation (the extent to which the value of the underlyings increase or decrease to the same degree at the same time) between the underlyings;

•	the exchange rate and the volatility of the exchange rate between the U.S. dollar and foreign currencies, to the extent that any of the equity securities included in any underlying are denominated in a currency other than the currency in which such underlying is denominated;

•	the time remaining to the expiration of the warrants; and

•	our creditworthiness, including actual or anticipated downgrades to our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your warrants prior to expiration. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from any other factor or factors.

The estimated value of the warrants on the trade date may be less than the price to public

The initial estimated value of your warrants on the trade date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original price to public. The price to public of the warrants includes the agent’s discounts or commissions as well as transaction costs, such as expenses incurred to create, document and market the warrants and the cost of hedging our risks as issuer of the warrants through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the warrants. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the warrants (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the trade date, we value the components of the warrants in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using proprietary pricing models dependent on inputs such as volatility, correlation, dividend rates, interest rates and other factors, including assumptions about future market events and/or environments. These inputs may be market-observable or may be based on assumptions made by us in our discretionary judgment. As such, the payout on the warrants can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities as issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and the time to expiration of the warrants, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to the estimated values of similar warrants of other issuers.

Secondary market prices, if any, cannot be predicted

If Credit Suisse (or an affiliate) bids for your warrants in secondary market transactions, which we are not obligated to do, this secondary market price (and the value used for account statements or otherwise) may be higher or lower than the price to public and the estimated value of the warrants on the trade date. The estimated value of the warrants on the cover of the applicable pricing supplement does not represent a minimum price at which we would be willing to buy the warrants in the secondary market (if any exists) at any time. The secondary market price of your warrants at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models, the related inputs and other factors, including our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is higher than our secondary market credit spreads, our secondary market bid for your securities could be less favorable than what other dealers might bid because, assuming all else equal, we use the higher internal funding rate to price the warrants and other dealers might use the lower secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the trade date, the secondary market price of your warrants will be lower than the price to public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your warrants to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result, the price you receive on your warrants may be lower than the price at which we may repurchase the warrants from such dealer.

We (or an affiliate) may initially post a bid to repurchase the warrants from you at a price that will exceed the then-current estimated value of the warrants. That higher price reflects our projected profit and costs, which may include discounts and commissions that were included in the price to public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of time as set forth in the applicable pricing supplement.

The warrants are not designed to be short-term trading instruments and any sale prior to expiration could result in a substantial loss to you. You should be willing and able to hold your warrants to expiration.

There may be little or no secondary market for the warrants

The warrants will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the warrants easily or at a price advantageous to you. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you be forced to sell your warrants prior to expiration, you may not be able to do so or you may have to sell them at a substantial loss. You should be willing and able to hold your warrants to expiration.

The warrants are not designed to be short-term trading instruments

The price at which you will be able to sell your warrants prior to expiration (including to us or our affiliates), if at all, may be at a substantial discount from the original public offering price of the warrants, even in cases where the level or trading price of the underlying or the basket has increased, in the case of call warrants, or decreased, in the case of put warrants, since the issuance of the warrants. The potential returns described in the applicable pricing supplement assume that your warrants, which are not designed to be short-term trading instruments, are held to expiration.

There may be conflicts of interest

We and our affiliates play a variety of roles in connection with the issuance of the warrants, including acting as calculation agent and as agent of the issuer for the offering of the warrants, hedging our obligations under the warrants and determining their estimated value. In performing these duties, the economic interests of us and our affiliates may be adverse to your interests as an investor in the warrants.

For example, we, CSSU and/or any other affiliate of ours may, from time to time buy or sell futures contracts and/or other derivative instruments linked or related to any underlying(s) for our or their own accounts in connection with our or their normal business practices. These transactions could affect the level(s) of such underlying(s), and thus, the value of the warrants.

In addition, because Credit Suisse International, which is initially acting as the calculation agent for the warrants, is an affiliate of ours, conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make in determining any amounts or deliveries due to you.

We or our affiliates may also currently, or from time to time in the future, engage in business with the reference share issuer(s) of any underlying(s) of the securities included in an underlying, including extending loans to, making equity investments in or providing advisory services (including merger and acquisition advisory services) to such reference share issuer(s). These activities could present a conflict of interest between us or our affiliates and you. In the course of such business, we or our affiliates may acquire non public information about such underlying(s) or reference share issuer(s), and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s) or reference share issuer(s) and these reports or opinions may or may not recommend that investors buy or hold the underlying(s). As a prospective purchaser of the warrants, you should undertake an independent investigation of the underlying(s) and the reference share issuer(s) that in your judgment is appropriate to make an informed decision with respect to an investment in the warrants.

Further, hedging activities may adversely affect any amount due on, and the value of, the warrants. Any profit in connection with such hedging activities will be in addition to any other compensation that we or our affiliates may receive in connection with the sale of the warrants, which creates an additional incentive to sell the warrants to you.

In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of warrants with returns linked to (or related to spreads between) any underlying(s). By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the warrants.

The offering of any warrants does not constitute an expression of our views about, or a recommendation to invest in, any underlying

The offering of any warrants is not an expression of our views about how any underlying(s) or basket will perform over the term of the warrant and should not be misconstrued as a recommendation to invest (directly or indirectly, by taking a long or short position) in any underlying(s) or basket, or in any shares held by any underlying or basket component, as applicable. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in the underlying(s) or basket component(s), as applicable, or in any instruments linked or related to any underlying(s) or basket component(s), as applicable, that may conflict with an investment in the warrants. See the risk factor “— There may be conflicts of interest” above for examples of potentially conflicting positions we may have.

In addition, our affiliates or agents may publish research reports from time to time on financial markets and other matters that may influence the value of the warrants, and we may express opinions or provide recommendations that are inconsistent with purchasing or holding the warrants. Any research, opinions or recommendations expressed by us or our affiliates or agents may not be consistent with other such research, opinions or recommendations and may be modified from time to time without notice. Any such research, opinions or recommendations could affect the level(s) of the underlying(s) or the basket and, therefore, the value of the warrants. You should undertake an independent determination of whether an investment in the warrants is suitable for you in light of your particular situation, including your specific investment objectives, risk tolerance and financial resources.

Holdings and future sales of the warrants by our affiliates may affect the value of the warrants

Certain of our affiliates may purchase some of the warrants for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 15% of the warrants offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the warrants held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the value of the warrants may fall. The negative effect of such sales on the prices of the warrants could be pronounced because secondary trading in the warrants is likely to be limited and illiquid.

The original public offering price of the warrants may be higher than the price a commercial user might pay in certain circumstances

The original public offering price of the warrants may be greater than the price a commercial user of, or dealer in, options on the relevant underlying, might pay for a comparable option.

The U.S. federal tax consequences of an investment in the warrants may be uncertain

There is no direct legal authority regarding the proper U.S. federal tax treatment of certain warrants that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of such warrants are uncertain, and the IRS or a court might not agree with the treatment of the warrants described in “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the warrants, the tax consequences (including, for non-U.S. investors, the withholding tax consequences) of ownership and disposition of the warrants might be materially and adversely affected.

As described below under “United States Federal Tax Considerations,” the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the warrants, possibly with retroactive effect. You should review carefully the section of this product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax advisor regarding the U.S. federal tax consequences of an investment in the warrants, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to withholding tax under Section 871(m) in respect of certain warrants

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of warrants may be uncertain. Accordingly, even if we determine that certain warrants are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those warrants. Moreover, the application of Section 871(m) to a warrant may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should consult their tax advisors regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts in respect of amounts withheld in respect of U.S. federal income taxes.

General Risks Relating to the Underlyings

Historical performance of any relevant underlying or basket, as applicable, is not indicative of future performance

The future performance of any underlying(s) or basket, as applicable, cannot be predicted based on its historical performance. We cannot guarantee that the future levels or the final level(s) of any underlying(s) or basket that would result in a positive return on your overall investment in the warrants.

The final level for any underlying or basket may be less than (or, in the case of warrants linked to the inverse performance of such underling or basket, may be greater than) its closing levels at other times during the term of the warrants

The final level for any underlying(s) or basket will be calculated based on the closing level of such underlying(s) or basket on the relevant valuation date(s). The final level could be lower than (or in the case of warrants linked to the inverse performance of an underlying or basket, may be greater than) the closing levels for such underlying(s) or basket at other times during the term of the warrants. This difference on your return on the warrants could be substantial if there is significant volatility in the closing levels of such underling(s) or basket during the term of the warrant, and in particular, if there is a significant increase or decrease in such closing levels around the time of a valuation date. You may receive a lower payment at expiration than you would have received if you had invested directly in such underlying(s) or basket component(s), as applicable.

We cannot assure you that any public information provided about any underlying is accurate or complete

All disclosures relating to the underlying(s) contained in the applicable pricing supplement(s) and/or any accompanying underlying supplement will be derived from publicly available documents and other publicly available information. We have not participated, and will not participate, in the preparation of such documents and have not made any due diligence inquiry with respect to any underlying in connection with the offering of the warrants. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying is accurate or complete. We are not responsible for any public disclosure of information by any underlying(s) or reference share issuer, whether contained in filings with the SEC or otherwise.

Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of any public information or filings of any such underlying(s) or reference share issuer(s), or the level(s) of any such underlying or reference share issuer(s), will have been publicly disclosed. Subsequent disclosure of any of those events or the disclosure of or failure to disclose material future events concerning any underlying(s) or reference share issuer(s) could affect the amount due on the warrants. Any prospective purchaser of the warrants should undertake an independent investigation of the underlying(s) to which the warrants are linked as in its judgment is appropriate to make an informed decision with respect to an investment in the warrants.

You have no rights against any sponsor, relevant exchange, reference share issuer or any issuers of equity securities included in any underlying

You will have no rights against any index creator, index calculation agent or sponsor, as applicable, of any reference index (an “index sponsor”) or the investment advisor or manager of any reference fund (a “fund sponsor,” and together with the “index sponsor,” a “sponsor”), any relevant exchange, any reference share issuer. The warrants are not sponsored, endorsed, sold or promoted by any relevant exchange or reference share issuer(s) or, if any underlying is comprised of equity components, the issuers of any equity securities included in such underlying. No relevant exchange or reference share issuer has passed on the legality or suitability of, or the accuracy or adequacy of any descriptions or disclosures relating to, the warrants. No relevant exchange or reference share issuer makes any representation or warranty, express or implied, to you or any member of the public regarding the advisability of investing in warrants generally or the warrants in particular.

No relevant exchange or reference share issuer is responsible for, and none of them has participated in the determination of, the timing, prices or quantities of the warrants to be issued or in the determination or calculation of the equation by which any amount due to you on the warrants is to be determined. No relevant exchange or reference share issuer has any liability in connection with the administration, marketing or trading of the warrants. No relevant exchange or reference share issuer has any obligation to take our or you interests into consideration for any reason.

We and our affiliates generally do not have any affiliation with any relevant exchange, reference fund, reference index, reference share issuer or sponsor and are not responsible for its public disclosure of information

We and our affiliates generally are not affiliated with any relevant exchange, reference fund, reference index, reference share issuer or sponsor in any way (except for licensing arrangements) and have no ability to control or predict its actions, including any errors in or discontinuance of disclosure regarding its methods or policies.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about a reference fund, reference index, reference share issuer or sponsor contained in any public disclosure of information. You, as an investor in the warrants, should make your own investigation into the reference fund, reference index, reference share issuer or sponsor.

Changes to an underlying could adversely affect the warrants

The sponsor of an underlying can add, delete or substitute the components included in any underlying, make other methodological changes that could change the value of any underlying, or discontinue or suspend calculation or dissemination of any underlying at any time.

If one or more of these events occurs, the calculation of the payment at expiration may be adjusted to reflect such event or events. Please refer to “Description of the Warrants—Changes to the calculation of a reference index” and to “Description of the Warrants—Changes to the calculation of a reference fund.” Any of these actions could adversely affect the payment at expiration and/or the value of the warrants.

Postponement of certain dates may adversely affect your return

The calculation agent may, in its discretion, determine that markets have been affected in a manner that prevents it from properly valuing any underlying(s) on any day during the term of the warrants or from calculating any amount due to you on the warrants at expiration. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent determines that a market disruption event has occurred or that any valuation date is not a trading day, it is possible that one or more valuation dates and the expiration date and/or any other relevant dates as set for in the applicable pricing supplement will be postponed, and your return could be adversely affected. No interest payment or other payment will be payable as a result of such postponement. For additional information, see “Description of the Warrants—Postponement of valuation dates.”

There is no assurance that an active trading market will continue for any underlying or any component included in such underlying or that there will be liquidity in the trading market

Although the underlying to which your warrants may be linked may trade on various exchanges and a number of similar products may have been traded on other exchanges for varying periods of time, there is no assurance that an active trading market will continue for such underlying(s) or any component underlying included in such underlying or that there will be liquidity in the trading market. Even if there is an active trading market, there may not be enough liquidity to allow such underlying or any component underlying included in such underlying(s) to trade easily at which point the value of the warrants may be adversely affected.

We have no control over exchange rates

Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time, governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these governmental actions could adversely affect an investment in a warrant that is linked, in whole or in part, to any underlying that is denominated in a foreign currency or to any ADSs (which are quoted and traded in U.S. dollars and each represent foreign equity securities that are quoted and traded in a foreign currency). We will not make any adjustment or change to the terms of the warrants in the event that exchange rates should become fixed, in response to any devaluation or revaluation of a currency or any imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

If the warrants are linked to any underlying that is traded on non-U.S. exchanges or is an ADS, an investment in the warrants is subject to risks associated with foreign securities markets

If the warrants are linked, in whole or in part, to any underlying that is traded on non-U.S. exchanges or is an ADS (representing interests in foreign equity securities), an investment in the warrants involves risks associated with the securities markets in those countries where such underlying is traded, including risks related to market volatility, government intervention in such markets and cross shareholdings of companies in such countries. Also, foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements, as well as securities trading rules that are different from those applicable to U.S. reporting companies.

The levels of such underlyings may be affected by political, economic, financial and social factors in foreign markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including relatively unstable governments, risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets. Emerging market countries may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, may be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible. The risks of the economies of emerging market countries are relevant for warrants linked to any underlying(s) that are either traded in one or more emerging market countries or are ADSs representing foreign equity securities that are traded in one or more emerging market countries, as well as for warrants that are linked to a basket of such underlyings.

The warrants may be linked to a price return index or an excess return index rather than a total return index

The warrants may be linked to an underlying that is a price return index or an excess return index, rather than a total return index. A price return index is designed to reflect only the price movements of the stocks included in such underlying, while a total return index reflects the returns that would potentially accrue from a hypothetical investment in such stocks (including dividends and other distributions on such stocks). By contrast, an excess return index reflects the returns reflected by the total return version of such index, minus the cost of the interest paid to borrow the funds to invest in the total return version of such index. Therefore, any payment due to you with respect to warrants linked to a price return index could be less than such payment would have been if the warrants were linked to a total return index and any payment due to you with respect to warrants linked to an excess return index will be less than such payment would have been if the warrants were linked to a total return index or, possibly, a price return index.

Even if the components included in a reference index, held by a reference fund or included in a reference fund’s tracked index are all part of the same industry or asset class, such components are not necessarily representative of that industry or asset class

Even if an underlying purports to be representative of a particular industry or asset class, the performance of such underlying may not correlate with the performance of the entire industry. An underlying may decline in value even if the industry or asset class as a whole rises in value. Furthermore, one or more of the issuers of any equity securities included in an underlying may engage in new lines of business unrelated to the particular industry or cease to be involved in lines of business in the particular industry. The equity securities included in an underlying may not vary even if one or more of the issuers of such equity securities are no longer involved in the particular industry.

The warrants may be subject to concentration risk

If an underlying or its components are concentrated in a single or a limited number of industry sectors, asset classes or geographical regions, you will not benefit from the advantages of a diversified investment. You will bear the risks of a concentrated investment, including the risk of greater volatility than may be experienced in connection with a diversified investment, and the value of the warrants may be more adversely affected by a single economic, political, regulatory or other occurrence affecting an industry sector, asset class or geographic region. You should be aware that other investments may be more diversified than the warrants in terms of the number and variety of industry sectors, asset classes or geographical regions.

Additionally, the fact that the warrants may be linked to a basket of underlying indices or underlying shares does not mean that the warrants represent a diversified investment. Although the applicable underlying indices or underlying shares may differ in certain respects, they may bear similarities that cause them to perform in similar ways. For example, warrants linked to a basket of U.S. equity indices will have exposure to U.S. equity markets, and such indices may respond in similar ways to economic events that affect the U.S. equity markets generally. Second, the warrants are subject to the credit risk of Credit Suisse. No amount of diversification that may be represented by the basket components will offset the risk that we may default on our obligations, including our obligations under the terms of the warrants.

Our right to use a reference index may be suspended or terminated

If the warrants are linked to a reference index, we have been granted, or will be granted, a non-exclusive right to use such reference index and related trademarks in connection with the offering of the warrants. If we breach our obligations under any license, the sponsor of the relevant reference index may have the right to terminate such license. If an index sponsor chooses to terminate a license agreement with us, we may no longer have the right under the terms of the license agreement to use the relevant reference index and related trademarks in connection with the warrants until their expiration. If our right to use any reference index is suspended or terminated, it may become difficult for us to determine the level of such reference index and consequently the payment at expiration or any other amounts payable on your warrants. In such case, the calculation agent, in its sole discretion, will determine the relevant level of such reference index or the fair value of the warrants.

The correlation between the performance of a reference fund and the performance of the tracked index for such reference fund may be imperfect

For any reference fund that is designed to track an index, a representative sampling strategy or a replication or indexing strategy may be used to attempt to track the performance of its tracked index. Pursuant to a representative sampling strategy, a reference fund invests in a representative sample of securities that collectively has an investment profile similar to its tracked index. However, the performance of a reference fund is also generally linked in part to shares of other funds because funds generally invest a specified percentage of their assets in the shares of other funds. Reference funds generally do not hold all or substantially all of the stocks included in its tracked index but instead invests in a representative sample of the stocks included in tracked index for such reference fund. Furthermore, the performance of a reference fund and of its tracked index will generally vary due to transaction costs, certain corporate actions and timing variances.

In addition, the component securities, commodities, futures contracts or other assets or financial measures of a reference fund may be unavailable in the secondary market due to other extraordinary circumstances. Corporate actions with respect to any securities (such as mergers and spin-offs) also may impact the variance between a reference fund and its tracked index.

The performance of a reference fund may differ from the performance of the tracked index for such reference fund due to (i) imperfect correlation between the stocks held by a reference fund and the stocks included in such reference fund’s tracked index; (ii) the performance of the shares of other funds, if applicable; (iii) rounding of prices; (iv) changes to a reference fund’s tracked index; and (v) changes to regulatory policies. In addition, because shares of funds are traded on exchanges and are subject to market supply and investor demand, the market value of one share of a fund may differ from its net asset value per share and the shares of a fund may trade at, above or below their net asset value per share.

For all of the foregoing reasons, the performance of a reference fund that is designed to track an index may not correlate with the performance of its tracked index. Consequently, the return on the warrants will not be the same as investing directly in any reference fund or any relevant tracked index or the other assets or financial measures held by any reference fund, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of any relevant tracked index.

If the warrants are linked to a reference fund, the policies of the fund sponsor and changes that affect such reference fund or any index tracked by such reference fund could adversely affect the amount payable on your warrants and their value

The policies of the fund sponsor concerning the calculation of a reference fund’s net asset value, additions, deletions or substitutions of components held by such reference fund and the manner in which changes affecting any index tracked by the fund are reflected in such reference fund could affect the market price of the shares of such reference fund and, therefore, the amount payable on your warrants and the value of your warrants before that date. The amount payable on your warrants on the expiration date and their value could also be affected if the fund sponsor changes these policies, for example, by changing the manner in which it calculates the reference fund’s net asset value, or if it discontinues or suspends calculation or publication of the reference fund’s net asset value, in which case it may become difficult to determine the value of the warrants. If events such as these occur, or if the closing level of a reference fund is not available on the relevant valuation date because of a market disruption event or for any other reason, the calculation agent may determine the price of the shares of such reference fund on the relevant valuation date and thus the amount payable on the expiration date in a manner it considers appropriate in its sole discretion. Please refer to “Description of the Warrants—Changes to the calculation of a reference fund.”

Government regulatory action, including legislative acts and executive orders, could result in material changes to any underlying(s) and could negatively affect your return on the warrants

Government regulatory action, including legislative acts and executive orders, could materially affect any underlying(s). For example, in response to recent executive orders, stocks of companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus may be delisted from a U.S. exchange, removed as a component in indices or exchange-traded funds, or transactions in, or holdings of, securities with exposure to such stocks may otherwise become prohibited under U.S. law. If government regulatory action results in such consequences, there may be a material and negative effect on the warrants.

General Risks Relating to Equity-Based Underlyings

We cannot control the actions of any reference share issuer or of the issuers whose equity securities are included in or held by any underlying

We cannot control the actions of any reference share issuer or of the issuers of the equity securities included in or held by any underlying. Actions by such issuers may have an adverse effect on the value of an underlying and, consequently, adversely affect, in the case of call warrants, or positively affect, in the case of put warrants, on the value of the warrants.

In some circumstances, the payment you receive on the warrants may be based on equity securities or assets other than the equity securities of the original reference funds or the reference share issuer

In some circumstances, for warrants linked to the performance of reference funds or reference shares, the payment you receive on the warrants may be based on the shares of an exchange-traded fund or the equity securities (or ADSs, as applicable) or assets of one or more companies that are not the original reference fund or reference share issuer. Following certain corporate events relating to the reference fund or the reference shares where the reference fund or the reference share issuer is not the surviving entity, a portion of the amount you receive at expiration may be based on the equity securities of a successor to the original reference fund or the original reference share issuer, or on cash or any other assets distributed to holders of the original shares of the reference fund or reference shares as a result of such corporate event. The occurrence of corporate events and the consequent adjustments may materially and adversely affect the value of the warrants. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting exchange property in the sections of this product supplement called “Description of the Warrants—Adjustments—Reorganization events” and “Description of the Warrants—Changes to the calculation of a reference fund.”

The warrants may be subject to foreign currency risks if any underlying includes foreign equity securities or other components denominated in a foreign currency or if any underlying is an ADS

If any underlying is composed of foreign equity securities or other components denominated in a foreign currency, or if any underlying is an ADS, the warrants may be subject to foreign currency risks. When the prices of the corresponding foreign equity securities represented by an ADS are converted into the currency in which such underlying is quoted (the “base currency”) for the purpose of calculating the level of such underlying, your investment will be exposed to currency exchange risk with respect to each ADS whose corresponding foreign equity securities do not trade in the base currency. Your net exposure to such risk will depend on the extent to which such other currencies strengthen or weaken relative to the base currency. If the base currency strengthens relative to any of the currencies in which such corresponding foreign equity securities of ADSs are denominated, the level of such underlying may be adversely affected and payment at expiration may be reduced. In the case of put warrants, if the base currency weakens relative to any of the currencies in which such corresponding foreign equity securities of ADSs are denominated, the level of such underlying may be favorably affected, and the payment at expiration of the warrants may be reduced.

There are significant risks related to investments in securities that are linked, in whole or in part, to ADSs, which are quoted and traded in U.S. dollars and each of which represents equity securities that are quoted and traded in a foreign currency. ADSs may trade differently from their corresponding foreign equity securities. Changes in the exchange rate between the U.S. dollar and the relevant foreign currencies may affect the U.S. dollar equivalent of the price of such corresponding foreign equity securities on foreign securities markets and, as a result, may affect the level of such ADSs, which may consequently affect the value of the warrants.

Foreign currency risks include, but are not limited to, convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. Of particular importance to potential currency exchange risks are existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between relevant countries, and the extent of governmental surpluses or deficits in the countries represented by any underlying(s). All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries as well as other countries important to international trade and finance. Foreign currency risks depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of the warrants.

We are not affiliated with any company included in any underlying with the exception of the MSCI EAFE® Index and the Swiss Market Index

Unless otherwise specified in the applicable pricing supplement, we are not currently affiliated with any of the companies whose equity securities comprise any of the underlyings, with the exception of the MSCI EAFE® Index and the Swiss Market Index. We are currently one of the companies that make up the MSCI EAFE® Index or the Swiss Market Index, but we are not affiliated with any of the other companies whose stock is included in the MSCI EAFE® Index or the Swiss Market Index. In the case of warrants linked to the MSCI EAFE® Index or the Swiss Market Index, we have no ability to control the actions of the other companies that constitute such index, including actions that could affect the value of the equity securities underlying the MSCI EAFE® Index or the Swiss Market Index. None of the money you pay us will go to the sponsor of the MSCI EAFE® Index or the Swiss Market Index or any of the other companies included in the MSCI EAFE® Index or the Swiss Market Index, and none of those companies will be involved in the offering of the warrants in any way.

Anti-dilution protection is limited and may be discretionary

The calculation agent will make adjustments to the share adjustment factor, as defined below, applicable to such reference fund or reference shares for certain events affecting such reference fund or reference shares. The calculation agent is not required, however, to make such adjustments in response to all events that may affect such reference fund or reference shares. If such an event occurs and the calculation agent is not required to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the warrants may be materially and adversely affected. The calculation agent is under no obligation to consider your interests as a holder of the warrants in making any such determinations. See “Description of the Warrants—Adjustments” for further information.

There are important differences between the rights of holders of ADSs and the rights of holders of the corresponding foreign equity securities

If the warrants are linked, in whole or in part, to the performance of ADSs relating to foreign equity securities, you should be aware that your warrants are linked, in whole or in part, to the levels of the ADSs and not to the prices of such corresponding foreign equity securities. Each ADS is generally a security evidenced by an American Depositary Receipt that represents a specified number of shares of the equity securities of a foreign issuer. Generally, ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the foreign issuer and the holders of such ADSs. There may be significant differences between the rights of holders of ADSs and the rights holders of the corresponding foreign equity securities, and such differences may materially and adversely impact the value of the warrants. For example, a foreign issuer may make distributions with respect to its foreign equity securities that are not passed on to the holders of the relevant ADSs.

In addition, for warrants linked to the performance of one or more ADSs, if an ADS is no longer listed or admitted for trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the corresponding foreign equity securities and the ADS depositary is terminated for any reason, then the calculation agent will have the option to either (a) replace such ADS with the ADS of another company or (b) replace such ADS with such corresponding foreign equity securities, in each case as described below under “Description of the Warrants—Delisting of ADSs or termination of ADS facilities” below. Replacing the original ADS with another security may materially and adversely affect the value of the warrants.

We may engage in hedging and trading in any underlying or instruments linked or related to any underlyings

While the warrants are outstanding, we or any of our affiliates may carry out hedging activities related to the warrants, including trading in any underlying(s) or in instruments linked or related to any underlying(s). Any of these hedging or trading activities as of the trade date and during the term of the warrants could adversely affect the value of the warrant and our payment at expiration.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds from each offering (as indicated in the applicable pricing supplement) for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the proceeds from any offering to hedge our obligations under the warrants. In addition, we may also invest the proceeds temporarily in short-term securities. The net proceeds will be applied exclusively outside Switzerland unless Swiss fiscal laws allow such usage in Switzerland without triggering Swiss withholding taxes on interest payments on debt instruments.

One or more of our affiliates before and following the issuance of any warrants may acquire or dispose of positions relating to any underlying or listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivatives or similar instruments linked or related to, any underlying to hedge our obligations under the warrants. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may affect the level of any underlying. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of any underlying or the value of the warrants, we cannot assure you that these activities will not have such an effect.

From time to time after issuance and prior to the expiration of the warrants, depending on market conditions and other factors (including the level of any underlying), in connection with hedging certain of the risks associated with the warrants, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to the underlyings. These other hedging activities occur from time to time before the securities mature and will depend on market conditions and other factors (including the level of the underlyings).

In addition, we or one or more of our affiliates may purchase, or otherwise acquire a long or short position in, the securities from time to time and may, in our or its sole discretion, hold, resell, exercise, cancel or retire such offered securities. We or one or more of affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in, or options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments linked or related to, any underlying, we or one or more of our affiliates may liquidate all or a portion of those holdings at or about the time of the expiration of any warrants. Depending, among other things, on future market conditions and other factors, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities described in this section will not be limited to any particular exchange or market and may be influenced by a number of factors. It is possible that we or one or more of our affiliates may receive a profit from such hedging activities, even if the market value of the warrants has declined. We are only able to determine profits or losses from any such hedging position when such position is closed out and any offsetting hedging position(s) are taken into account.

The original issue price of the warrants will include the commissions paid to CSSU with respect to the warrants and the cost of hedging our obligations under the warrants. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

We have no reason to believe that our hedging activities, as well as those of our affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps or options on the foregoing, or other derivative or similar instruments, or on the value of the warrants or the underlyings. However, we cannot guarantee that our hedging activities, as well as those of our affiliates, will not affect such prices or values. We will use the remainder of the proceeds from the sale of the warrants for the general corporate purposes described above.

Description of the Warrants

This description of the terms of the warrants adds information to the description of the general terms and provisions of the warrants in the accompanying prospectus supplement and prospectus. If this description differs in any way from the description in the accompanying prospectus supplement and prospectus, you should rely on this description. The applicable pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

General

The warrants are unsecured contractual obligations of Credit Suisse, acting through one of its branches, the return on which is linked to the positive or inverse performance of one or more underlyings or a basket, as specified in the applicable pricing supplement. We refer generally to each index (“reference index”), exchange-traded fund (“reference fund”), equity security of an issuer (“reference share” and “reference share issuer,” respectively) as an “underlying,” and to each underlying included in a basket as a “basket component.” The one or more underlyings or the basket to which the warrants will be linked will be specified in the applicable pricing supplement. As used in this product supplement, the term “reference shares” includes securities issued through depositary arrangements with respect to foreign underlying securities (“ADSs”). For underlyings that are ADSs, the term “reference share issuer” refers to the issuer of the foreign equity securities underlying the ADSs. If the warrants are linked to the performance of any other reference asset, the terms applicable to such reference asset will be set forth in the applicable pricing supplement or other supplement.

The warrants will not be listed on any securities exchange.

The warrants are not deposit liabilities and are not insured or guaranteed by the FDIC or any other governmental agency of the United States, Switzerland or any other jurisdiction. Any amount due on the warrants is subject to our ability to meet our obligations as they become due.

The applicable pricing supplement will contain certain specific information and terms of that offering. The pricing supplement may also add, update or change the information contained in this product supplement or the other offering documents. If any information in the applicable pricing supplement is inconsistent with the other offering documents, you should rely on the information in that pricing supplement.

Interest

We will not pay you interest payments during the term of the warrants.

Exercise of warrants

The warrants will be automatically exercised on the expiration date. The warrants are not exercisable at the option of the holder at any time during the term of the warrants.

Expiration date

The expiration date of the warrants will be specified in the applicable pricing supplement and is subject to postponement as described herein under “—Postponement of valuation dates.” No interest payments or other payment will be payable because of any postponement of the expiration date.

Payment at expiration

Unless previously redeemed, accelerated or purchased by us and cancelled, each warrant will automatically expire on the expiration date. On the expiration date, you will receive a cash payment, which we refer to as the payment at expiration, determined in the manner described in the applicable pricing supplement. The warrants may expire worthless. You will not have the right to exercise your warrants before the expiration date.

Certain definitions

The applicable pricing supplement will specify whether the warrants are call warrants, put warrant or another type of warrant.

The notional amount, denomination and public offering price of each warrant and any minimum purchase amount will be specified in the applicable pricing supplement.

The applicable pricing supplement will specify the one or more underlyings, or the basket to which the warrants will be linked. In addition, the applicable pricing supplement may specify that the warrants will be linked to the performance of the lowest performing of two or more underlyings. In such case, the method of determining the “lowest performing underlying” will be specified in the applicable pricing supplement.

The method of determining the “initial level,” “final level” and “strike level” will be specified in the applicable pricing supplement. For example, the initial level might be determined by reference to the closing level (or closing price, as applicable) on the trade date, or by reference to the lowest level or the average level of the underlying during a specified period. The final level will be subject to the provisions described in “—Postponement of valuation dates” herein. If the applicable pricing supplement specifies that the initial level will be determined by reference to a particular level or price on a particular day and the calculation agent determines in its sole discretion that such reference level or price is not available on such day, the initial level will be determined by reference to the relevant reference level or price on the immediately succeeding trading day on which the calculation agent determines in its sole discretion that such reference level or price is available.

If your warrants are linked to the performance of one or more reference shares or reference funds, we may refer to the initial level and the final level as the “initial share price” and the “final share price,” respectively, in the applicable pricing supplement. The method of determining the initial share price and the final share price will be specified in the applicable pricing supplement. The final share price will be subject to the provisions described in “—Postponement of valuation dates” herein.

If your warrants are linked to the performance of a basket, we may refer to the underlying return and underlying return cap as the “basket return” and the “basket return cap,” respectively, and the initial level and the final level as the “initial basket level” and the “final basket level,” respectively.

The “basket component weightings” will be specified in the applicable pricing supplement and will be a percentage of a basket applicable to each basket component.

A “business day” is any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are generally authorized or obligated by law or executive order to close.

The “closing level” of an underlying is:

•	For a reference index, on any trading day for such reference index the level of such reference index determined by the calculation agent at the time at which the index sponsor of such reference index calculates the closing level to be published of such reference index on such trading day, subject to the provisions described under “—Changes to the calculation of a reference index” herein.

•	For a reference fund, on any trading day for such reference fund the last reported sale price for one share of such reference fund, regular way, of the principal trading session on such day on the relevant exchange multiplied by the share adjustment factor for such reference fund, subject to the provisions described under “—Changes to the calculation of a reference fund” herein.

•	For a basket, on any trading day the closing level of such basket, calculated in accordance with the formula set forth in the applicable pricing supplement.

•	For a reference share, on any trading day for such reference share:

o	if such underlying (or such other security) is listed or admitted for trading on a national securities exchange registered under the Exchange Act, the last reported sale price, regular way or, in the case of The Nasdaq Stock Market, the official closing price, of the principal trading session for such underlying (or such other security) on such day on such principal securities exchange;

o	if such underlying (or such other security) is not listed or admitted for trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by FINRA (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board such underlying (or such other security) on such day;

o	if such underlying (or such other security) is issued by a foreign issuer and its closing level cannot be determined as set forth in the two bullet points above, and such underlying (or such other security) is listed or admitted to trading on a foreign securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day on the primary foreign securities exchange or market on which such underlying (or such other security) is listed or admitted to trading; or

o	otherwise, if the closing level of such underlying (or such other security) cannot be determined as set forth above, the closing level will be the mean of the bid prices for such underlying (or such other security) or such other security obtained from as many dealers in such underlying (or such other security), but not exceeding three, as will make such bid prices available to the calculation agent;

in each case, multiplied by the share adjustment factor for such underlying (or such other security).

“Index sponsor” means, with respect to a reference index, the sponsor of such reference index that will publish or have published on its behalf, a level for the reference index.

The “level” of an underlying is:

•	For a basket, at any time during the term of the warrants the level of such basket at such time, calculated in accordance with the formula set forth in the applicable pricing supplement and subject to the provisions described under “—Changes to the calculation of a reference index” and “—Changes to the calculation of a reference fund” herein, as applicable.

•	For any reference index, at any time during the term of the warrants the level of such reference index published at such time by the index sponsor of such reference index and subject to the provisions described under “—Postponement of valuation dates” and “—Changes to the calculation of a reference index” herein.

•	For any reference share or reference fund, at any time during the term of the warrants the price of one such reference share or one share of such reference fund, respectively, displayed on the relevant exchange for such reference share or reference fund at such time or, if unavailable on that relevant exchange, any other exchange displaying such price, as specified in the applicable pricing supplement, multiplied by the share adjustment factor (as defined below) applicable to such reference share or reference fund at such time and, in the case of a reference share, subject to the provisions described under “—Postponement of valuation dates,” “—Adjustments—Adjustments for equity securities of a reference share issuer” and “—Delisting of ADSs or termination of ADS facilities” and, in the case of a reference fund, subject to the provisions described under “—Postponement of valuation dates,” “—Changes to the calculation of a reference fund” and “—Adjustments—Adjustments for a reference fund” herein.

The “lowest performing underlying” is the underlying with the lowest underlying return.

“Related exchange” means, with respect to an underlying, each exchange on which futures or options contracts relating to such underlying are traded.

“Relevant exchange” means,

•	with respect to a reference share or reference fund, the principal U.S. exchange on which such reference share or reference fund is traded. If the Relevant Exchange is not a U.S. exchange, the Relevant Exchange for such reference share or reference fund will be specified in the pricing supplement;

•	with respect to a reference index, each principal exchange on which the components included in such reference index are traded;

The “share adjustment factor” is, with respect to an underlying, initially equal to 1.0 on the date the warrants are priced for initial sale to the public, or the strike date, as applicable, and will be subject to adjustment as described under “—Adjustments” below.

The “trade date” will be the date set forth in the applicable pricing supplement.

“Trading day” means any day that is (or, but for the occurrence of a market disruption event with respect to an underlying, would have been) a day on which trading is generally conducted on the relevant exchange or the related exchanges for such underlying (each as defined herein).

The “valuation date” will be the date(s) specified in the applicable pricing supplement or, for each underlying, the next succeeding trading day for each underlying if the valuation date specified in the applicable pricing supplement is not a trading day for such underlying, subject to the market disruption provisions described in “—Postponement of valuation dates” below.

Postponement of valuation dates

General

If the closing level or other relevant level(s) for any underlying is to be determined on any valuation date for the warrants, but such date is not a trading day, then such level(s) for such underlying will be determined by the calculation agent on the immediately following trading day, unless a market disruption event has occurred or is continuing on any such trading day, in which case the provisions below will apply.

For equity-based underlyings

If the calculation agent determines that a market disruption event has occurred or is continuing with respect to any underlying on any valuation date for which a closing level must be determined, then that valuation date for that underlying will be postponed to the first succeeding trading day for that underlying on which the calculation agent determines that no market disruption event has occurred or is continuing with respect to such underlying, unless the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying on each of the five trading days for such underlying immediately following such scheduled valuation date. In that case, (a) the fifth succeeding trading day for such underlying following such scheduled valuation date will be deemed to be such valuation date for such underlying, notwithstanding any market disruption event, and (b) if such underlying is a:

•	reference index, the calculation agent will determine the closing level for such reference index on that deemed valuation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event with respect to such reference index using exchange-traded prices on the relevant exchanges or, if trading in any component included in the reference index has been materially suspended or materially limited, the calculation agent’s good faith estimate of the prices that would have prevailed on the relevant exchanges but for the suspension or limitation, as of the valuation time on that deemed valuation date, of each component included in such reference index (subject to the provisions described under “—Changes to the calculation of a reference index” herein);

•	reference fund, the calculation agent will determine the closing level for such reference fund on that deemed valuation date using its good faith estimate of the settlement price of such reference fund that would have prevailed on the relevant exchange for such reference fund but for the occurrence of a market disruption event (subject to the provisions described under “—Changes to the calculation of a reference fund” herein);

•	reference share, the calculation agent will determine the closing level for such reference share on that deemed valuation date using its good faith estimate of the settlement price of such reference share that would have prevailed on the relevant exchange for such reference share but for the occurrence of a market disruption event.

Postponement of consecutive valuation dates

If two or more consecutive valuation dates are specified in the applicable pricing supplement and a market disruption event occurs or is continuing with respect to any underlying on such a valuation dates (a “disrupted valuation date”), or such disrupted calculation date is not a trading day for any underlying, then each valuation date for such underlying scheduled to occur on consecutive trading days following such disrupted valuation date, if any, will be postponed by the corresponding number of trading days, or scheduled trading days, as applicable, by which any such disrupted valuation date is postponed.

Underlyings that are not affected by a market disruption event

If the warrants are linked to more than one underlying, the valuation date for any underlying that is not affected by a market disruption event will be the scheduled valuation date for such underlying.

Postponement of the expiration date

If the expiration date is not a business day, the relevant payment at expiration will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. If the final valuation date is postponed for any reason provided herein, then the expiration date will be postponed to the fifth business day following the final valuation date as postponed.

If the final valuation date is postponed as a result of a market disruption event or because such final valuation date is not a trading day for any underlying, then the expiration date will be postponed to the fifth business day following the final valuation date as postponed.

Market disruption events

With respect to an equity-based reference index, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of such reference index on the relevant exchange or relevant exchanges for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on such relevant exchange or relevant exchanges;

(b)	a breakdown or failure in the price and trade reporting systems of a relevant exchange or relevant exchanges for such reference index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of such reference index during the one-half hour preceding the close of the principal trading session on such relevant exchange or relevant exchanges are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange during the one-half hour period preceding the close of the principal trading session for such related exchange; or

(d)	a decision to permanently discontinue trading in the relevant futures or options contracts;

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the components of the equity-based reference index or any instrument related to the reference index or components of the reference index or to adjust or unwind all or a material portion of any hedge position with respect to the warrants.

For the purpose of determining whether a market disruption event with respect to an equity-based reference index exists at any time, if trading in a security included in that reference index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that reference index will be based on a comparison of (1) the portion of the level of that reference index attributable to that security relative to (2) the overall level of that reference index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event with respect to a reference index has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of a relevant exchange or the primary related exchange;

(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such reference index by the primary related exchange, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

With respect to a reference fund, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such reference fund on the relevant exchange for such reference fund for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference fund, as a result of which the reported trading prices for the shares of such reference fund during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to such reference fund or any applicable index tracked by such reference fund (the “tracked index”), if any, for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or

which in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in the shares of the reference fund or any instrument related to the shares of the reference fund or the tracked index or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the warrants.

For the purpose of determining whether a market disruption event with respect to a reference fund has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such reference fund or the primary related exchange or market for trading in futures or options contracts related to such reference fund or the tracked index;

(b)	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c)	a suspension of trading in futures or options contracts related to such reference fund or the applicable tracked index, if any, by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts; or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such reference fund or the applicable tracked index; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference fund or any applicable tracked index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

With respect to a reference share, “market disruption event” means, as determined by the calculation agent in its sole discretion:

(a)	the occurrence or existence of a suspension, absence or material limitation of trading in such reference share on the relevant exchange, for such reference share for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session for such relevant exchange;

(b)	a breakdown or failure in the price and trade reporting systems of the relevant exchange for such reference share as a result of which the reported trading prices for such reference share during the last one-half hour period preceding the close of the principal trading session for such relevant exchange are materially inaccurate;

(c)	the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange during the one-half hour period preceding the close of the principal trading session for such related exchange; or

(d)	a decision to permanently discontinue trading in the relevant futures or options contracts relating to such reference share;

That, in each case, the calculation agent determines in its sole discretion has materially interfered with our ability or the ability of any of our affiliates to effect transactions in such underlying or in any instrument linked or related to such reference share or to maintain, adjust or unwind all or a material portion of any hedge position with respect to the warrants.

For purposes of determining whether a market disruption event with respect to a reference share has occurred:

(a)	a limitation on the hours or number of days of trading will not constitute a market disruption event if such limitation results from an announced change in the regular business hours of the relevant exchange for such reference share or the primary related exchange or market for trading in futures or options contracts related to such reference share;

(b)	limitations pursuant to the New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(c)	a suspension of trading in futures or options contracts linked or related to such reference share by the primary related exchange or market for trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such exchange,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts;

will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts linked or related to such reference share; and

(d)	a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such reference share are traded will not include any time when such exchange is itself closed for trading under ordinary circumstances;

Changes to the calculation of a reference index

The calculation agent will be solely responsible for determinations and calculations with respect to any event described below, and its determinations and calculations will be conclusive absent manifest error.

If a reference index is (a) not calculated and announced by the index sponsor, but is calculated and announced by a successor acceptable to the calculation agent or (b) replaced by a successor index using, in the determination of the calculation agent, the same or a substantially similar formula for and method of calculation as used in such reference index, then such reference index will be deemed to be such reference index as so calculated and announced by such successor sponsor, or that successor index, as applicable (such index, a “successor reference index”).

Upon any selection by the calculation agent of a successor reference index, such successor reference index will be substituted for such reference index for all purposes of the warrants, and we will, or will cause the calculation agent to, furnish notice thereof to us and the warrant agent.

If (x) on or prior to a valuation date or other relevant date on which a closing level must be determined an index sponsor, index calculation agent or index creator makes, in the determination of the calculation agent, a material change in the formula for or the method of calculating the reference index or in any other way materially modifies the reference index (other than a modification prescribed in that formula or method to maintain such reference index in the event of changes in constituent stocks and capitalization and other routine events) or (y) on any valuation date or other relevant date on which a closing level must be determined the index sponsor fails to calculate and announce a closing level for the reference index (including a permanent discontinuance of the reference index where there is no successor index as described above), then, in each case, the calculation agent will calculate the closing level using, the level for such reference index on the valuation date or the relevant date in accordance with the formula for and method of calculating such closing level last in effect prior to that change or failure, but using only those components that comprised such reference index immediately prior to that change or failure. Notice of adjustment of such reference index will be provided to the warrant agent.

Changes to the calculation of a reference fund

The calculation agent will be solely responsible for the determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

If a reference fund is de-listed from its relevant exchange, liquidated or otherwise terminated, the calculation agent will substitute such reference fund with an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued reference fund (such exchange-traded fund, a “successor reference fund”). If a reference fund is delisted, liquidated or otherwise terminated and the calculation agent determines that no successor reference fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing level of one share of the reference fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the reference fund. If a successor reference fund is selected or the calculation agent calculates the closing level by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate a reference fund, that successor reference fund or closing level will be substituted for the reference fund for all purposes for the warrants.

If at any time:

•	the tracked index is changed in a material respect; or

•	a reference fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the closing level of one share of such reference fund had those changes or modifications not been made;

then, from and after that time, the calculation agent will make those calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing level as if those changes or modifications had not been made, and calculate the closing level with reference to such reference fund, as adjusted.

The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing level of one share of a reference fund and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Adjustments

The calculation agent will be solely responsible for the determinations and calculations of any adjustments and any such determinations and calculations with respect to any event described below will be conclusive absent manifest error.

Adjustments for a reference fund

The share adjustment factor for a reference fund will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference fund will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

Share splits and reverse share splits

If the shares of a reference fund are subject to a share split or reverse share split, the share adjustment factor for such reference fund will be adjusted on the effective date of the share split or reverse share split so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of shares that a holder of one share of such reference fund before such effective date would have owned or been entitled to receive immediately following the applicable effective date.

Share dividends or distributions

If a reference fund is subject to a share dividend, i.e., an issuance of additional shares of such reference fund that is given ratably to all or substantially all holders of shares of such reference fund, then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of such reference fund.

Non-cash distributions

If a reference fund distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference fund to all or substantially all holders of shares of such reference fund and the cash value of such distribution as measured on its ex-dividend date is equal to at least 10% of the market capitalization of the relevant class of stock of such reference fund measured as of the close of the relevant exchange on the first trading day for such underlying immediately preceding the ex-dividend date of such distribution (other than (i) share dividends or distributions referred to under “—Share dividends or distributions” above and (ii) cash dividends referred to under “—Extraordinary cash dividends or distributions” below), then the share adjustment factor for such reference fund will be adjusted on the ex-dividend date for such distribution so that the new share adjustment factor for such reference fund equals the product of:

•	the prior share adjustment factor for such reference fund, and

•	a fraction, the numerator of which is the “current market price” of one share of such reference fund and the denominator of which is the “current market price” less the “fair market value” of such distribution.

For purposes of adjustment to a reference fund:

•	The “current market price” means the closing level of one share of the reference fund on the trading day for such reference fund immediately preceding the ex-dividend date of the distribution requiring an adjustment to the share adjustment factor for such reference fund.

•	The “ex-dividend date” with respect to a dividend or other distribution on the reference shares means the first trading day for a reference fund on which transactions in the shares of such reference fund trade on the relevant exchange for such reference fund without the right to receive that dividend or other distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on the shares of such reference fund means the value of the property distributed with respect to one share of such reference fund in such distribution as of the ex-dividend date for such distribution. If that distribution consists of property traded on the ex-dividend date on a securities exchange in the same jurisdiction as that of the relevant underlying, the fair market value of such distribution of property per share of such reference fund will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Extraordinary cash dividends and distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a reference fund (with respect to the reference fund, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if (i) its per share value exceeds 10% of the closing level of such reference fund on the first trading day for such reference fund immediately preceding the ex-dividend date of the relevant dividend and (ii) an adjustment is made by the OCC for the relevant dividend with respect to outstanding options contracts open for trading in that affected reference fund, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference fund will be adjusted so that the new share adjustment factor for such reference fund equals the prior share adjustment factor for such reference fund plus the product of:

•	the prior share adjustment factor for such reference fund, and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of the reference fund and the denominator of which is the closing level of such reference fund on the trading day for such reference fund before the ex-dividend date for such reference fund.

Adjustments for equity securities of a reference share issuer

The share adjustment factor for a reference share will initially be set to 1.0 on the trade date and will be adjusted as specified below. No adjustments to a share adjustment factor will be required other than those specified below. The calculation agent will not be required to make any adjustments to any share adjustment factor for any events occurring after the close of business on the final valuation date. The required adjustments specified below do not cover all events that could affect the level of any underlying.

No adjustment to the share adjustment factor for a reference share will be required unless such adjustment would require an increase or decrease of at least 1% of such share adjustment factor, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in any subsequent adjustment of such share adjustment factor.

For purposes of these adjustments, except as noted below, if the reference shares are ADSs, all adjustments to the share adjustment factor will be made based on the occurrence of the corporate events specified below with respect to the corresponding foreign equity securities of such ADS. For example, if the corresponding foreign equity securities are subject to a two-for-one stock split, and assuming the then-prevailing share adjustment factor for the relevant reference shares is equal to 1.0, the share adjustment factor for such reference shares would be adjusted to be equal to 2.0. Further, if the relevant reference shares are ADSs, the term “dividend” as used in this section, with respect to such reference shares, will mean, unless otherwise specified in the applicable pricing supplement, the dividend paid to holders of such ADS, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims, and is entitled to, a reduction in such taxes under an applicable income tax treaty, if available.

If the relevant reference shares are ADSs, no adjustment to the share adjustment factor, including those described below, will be made if (1) holders of such ADS are not affected by any of the corporate events described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or depositary for such ADS has already adjusted the number of shares of the corresponding foreign equity securities represented by such ADS to reflect the corporate event in question. However, to the extent that the number of shares of such corresponding foreign equity securities represented by such ADS is changed for any other reason, appropriate modifications to the adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock splits and reverse stock splits

If the reference shares are subject to a stock split or reverse stock split, the share adjustment factor for such reference shares will be adjusted on the effective date of such stock split or reverse stock split so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of shares that a holder of one share of such reference shares before the effective date would have owned (or been entitled to) receive immediately following the applicable effective date.

Stock dividends or distributions

If the reference shares are subject to (i) a stock dividend (i.e., an issuance of additional shares of such reference shares that is given ratably to all, or substantially all, holders of such reference shares) or (ii) a distribution of shares of such reference shares as a result of the triggering of any provision of the corporate charter of the reference share issuer of such reference shares or otherwise, then, once such reference shares are trading ex-dividend, the share adjustment factor for such reference shares will be adjusted on the ex-dividend date for such dividend or distribution so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of additional shares of such reference shares issued in the stock dividend or other distribution with respect to one share of such reference shares.

Non-cash dividends or distributions

If the reference share issuer of any reference shares distributes shares of capital stock, evidences of indebtedness or other assets or property of such reference share issuer to all or substantially all holders of such reference shares and the cash value of such distribution as measured on its ex-dividend date is equal to at least 10% of the market capitalization of the relevant class of stock of such reference share issuer measured as of the close of the relevant exchange on the first trading day for such reference share immediately preceding the ex-dividend date of such distribution (other than dividends, distributions or issuances referred to under “—Stock splits and reverse stock splits” or “—Stock dividends or distributions” above or “—Extraordinary cash dividends or distributions” or “—Issuance of transferable rights or warrants” below), then the share adjustment factor for such reference shares will be adjusted so that the new share adjustment factor for such reference shares equals the product of:

•	the prior share adjustment factor for such reference shares, and

•	a fraction, the numerator of which is the current market price of such reference shares and the denominator of which is the current market price less the fair market value of such distribution.

For purposes of these adjustments to the share adjustment factor:

•	The “current market price” means the closing level of one share of such reference share on the trading day for such reference share immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the share adjustment factor for such reference share.

•	The “ex-dividend date,” with respect to a dividend or other distribution on the reference shares, means the first trading day for such reference shares on which such reference shares trade on the relevant exchange for such reference shares without the right to receive that dividend or distribution (whether in the form of due bills or otherwise).

•	The “fair market value” of a distribution on the reference shares means the value of the property distributed with respect to one share of such reference shares in such distribution on the ex-dividend date for such distribution. If such distribution consists of property traded on the ex-dividend date on a securities exchange in the same jurisdiction as that of the relevant underlying, the fair market value per share or other unit of such distributed property will equal the closing price of one share or other unit of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the reference shares described in clause (a), (d) or (e) of the section entitled “—Reorganization events” or “—Issuance of transferable rights or warrants” below that also would require an adjustment under this section will not cause an adjustment to the share adjustment factor under this “Non-cash dividends or distributions” section and will only be treated as a reorganization event (as defined below) pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization events” or will only cause an adjustment pursuant to the section entitled “—Issuance of transferable rights or warrants,” as applicable.

Extraordinary cash dividends or distributions

A dividend or other distribution consisting exclusively of cash to all, or substantially all, holders of a reference share (with respect to the reference share, the “relevant dividend”) will be deemed to be an extraordinary cash dividend if (i) its per share value exceeds 10% of the closing level of such reference share on the first trading day for such reference share immediately preceding the ex-dividend date of the relevant dividend and (ii) an adjustment is made by the OCC for the relevant dividend with respect to outstanding options contracts open for trading in that affected reference share, unless otherwise specified in the applicable pricing supplement.

If an extraordinary cash dividend occurs, the share adjustment factor for the affected reference share will be adjusted so that the new share adjustment factor for such reference share equals the prior share adjustment factor for such reference share plus the product of:

•	the prior share adjustment factor for such reference share, and

•	a fraction, the numerator of which is the amount of the extraordinary cash dividend per share of such reference share and the denominator of which is the closing level of such reference share on the trading day for such reference share before the ex-dividend date for such reference share.

Issuance of transferable rights or warrants

If the reference share issuer issues transferable rights or warrants to all holders of its reference shares to subscribe for or purchase shares of such reference shares, including new or existing rights to purchase shares of such reference shares, at an exercise price that is less than the closing level of one share of such reference shares on both (i) the date the exercise price of such rights or warrants, pursuant to a shareholder’s rights plan or arrangement or otherwise, is determined and (ii) the expiration date of such rights and warrants, and if the expiration date of such rights or warrants precedes the expiration date, then the share adjustment factor for such reference shares will be adjusted on the expiration date so that the new share adjustment factor for such reference shares equals the prior share adjustment factor for such reference shares plus the product of:

•	the prior share adjustment factor for such reference shares, and

•	the number of such reference shares that could be purchased in the market with the cash value of such rights or warrants distributed on one share of such reference shares.

The number of shares of such reference shares that could be purchased in the market will be based on the closing level of such reference shares on the date the new share adjustment factor for such reference shares is determined. The cash value of such rights or warrants, if such rights or warrants are traded on a U.S. national securities exchange or a foreign securities exchange or market, will equal the closing price of such rights or warrants or, if such rights or warrants are not traded on a U.S. national securities exchange or a foreign securities exchange or market, will be determined by the calculation agent and will equal the arithmetic average (or “mean”) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new share adjustment factor is determined; provided that, if only two such bid prices are available, then the cash value of such rights or warrants will equal the arithmetic average (or “mean”) of such bids and, if only one such bid is available, then the cash value of such rights or warrants will equal such bid.

Reorganization events

If prior to the expiration date;

(a)	there occurs any reclassification or change of the reference shares, including, without limitation, as a result of the issuance of tracking stock by the reference share issuer;

(b)	the reference share issuer, or any surviving entity or subsequent surviving entity of such reference share issuer (a “successor entity”), has been subject to a merger, combination or consolidation and is not the surviving entity, or is the surviving entity but all outstanding shares of the reference shares are exchanged for, or converted into, other property;

(c)	any statutory exchange of the shares of the reference share issuer or any successor entity with another corporation or other entity occurs, other than pursuant to clause (b) above;

(d)	the reference share issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)	the reference share issuer issues to all of its shareholders equity securities of an issuer other than such reference share issuer, other than in a transaction described in clause (b), (c) or (d) above; or

(f)	a tender or exchange offer or going private transaction is commenced for all of the outstanding shares of the reference share issuer and is consummated and completed for all or substantially all of such shares (an event in clauses (a) through (f), a “reorganization event”), then the initial share price and the final share price for such reference shares will be adjusted as set forth below and the share adjustment factor will be adjusted as required in connection with any adjustments to the initial share price and final share price.

If an event similar to a reorganization event as described above occurs with respect to a reference share, the calculation agent may calculate the corresponding adjustment or series of adjustments to the initial level, closing level or the level of the reference shares, as applicable, as the calculation agent determines in good faith to be appropriate to account for such event. You will not be entitled to any compensation from us or the calculation agent for any loss suffered as a result of any such adjustment or the calculation agent’s decision not to make any such adjustment.

If a reorganization event with respect to the reference shares, other than a spin-off event, occurs, as a result of which the holders of such reference shares receive exchange property, then the level on any day for such reference shares will be determined by reference to the value of such exchange property following the effective date for such reorganization event. The value of such exchange property will be calculated as the sum of the values of the components of such exchange property as described below:

•	If the exchange property consists of securities (including, without limitation, securities of the reference share issuer or securities of foreign issuers represented by ADSs) traded on a securities exchange in the same jurisdiction as that of the relevant underlying (“exchange-traded securities”), the value of such exchange property will equal the closing price(s) of such exchange-traded securities on the relevant primary exchange(s) exchange-traded securities.

•	If the exchange property consists of cash, property other than exchange-traded securities or a combination thereof, the calculation agent will value such exchange property as if such exchange property was liquidated on the date holders of such reference shares received such non-cash exchange property upon terms that it deems commercially reasonable, and the value of such exchange property will equal the aggregate cash amount, including both the exchange property consisting of cash and the amount resulting from such valuation of such non-cash exchange property.

“Exchange property,” with respect to any reference shares that are subject to a reorganization event, will consist of any of such reference shares that continue to be held by the holders of such reference shares, and any securities, cash or any other property distributed to the holders of such reference shares with respect to one share, in or as a result of, such reorganization event. In the event a reorganization event occurs in which a holder of the reference shares may elect to receive cash or other property, exchange property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash. No interest payments will accrue or be payable on any exchange property.

In the event that exchange property consists of securities, those securities will, in turn, be subject to the adjustments and market disruption events described herein, as modified by the calculation agent to take into account the nature and terms of such securities.

In the case of a tender or exchange offer or going private transaction for all of the outstanding reference shares that is consummated and completed for all, or substantially all, of such reference shares and that involves exchange property of a particular type, exchange property will be deemed to include the amount of cash or other property paid by the offeror in such tender or exchange offer or going private transaction with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going private transaction).

The calculation agent will be solely responsible for the determinations and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the final share price of the reference shares.

If a reorganization event (other than a spin-off event) with respect to the relevant reference shares occurs, then, on and after the effective date of such reorganization event:

(1)	the initial share price for such reference shares will not be further adjusted under this “—Reorganization events” section; and

(2)	the final share price will equal the sum of:

•	the closing price of any exchange-traded securities composing the exchange property on the valuation date, or the arithmetic average of the closing prices of any exchange-traded securities composing the exchange property on each of the valuation dates, in each case times the share adjustment factor for such exchange-traded securities (which will be reset to equal 1.0 on the effective date of the reorganization event) on such date; provided that, for warrants with valuation dates, if an adjustment to the share adjustment factor would have become effective in accordance with “—Anti-dilution adjustments for reference shares” above after the first valuation date but on or prior to the final valuation date, the share adjustment factor will be so adjusted for the event giving rise to such adjustment effective date only on the valuation dates occurring on or after such adjustment effective date;

•	the aggregate cash amount of any exchange property consisting of cash; and

•	the aggregate cash amount resulting from the valuation or liquidation of the non-cash exchange property that is not an Exchange Traded Security on the final valuation date.

The calculation agent will be solely responsible for the determinations and calculation of the exchange property if a reorganization event occurs, the value thereof and its effect on the initial share price of the relevant reference shares, the final share price and the share adjustment factor. The calculation agent’s determinations and calculations, and its adjustments of the prices of the reference shares and the share adjustment factor, will be conclusive absent manifest error.

Delisting of ADSs or termination of ADS facilities

If reference shares that are originally ADS (the “original reference shares”) are no longer listed or admitted for trading on a U.S. securities exchange registered under the Exchange Act, or included in the OTC Bulletin Board, or if the ADS facility between the issuer of the corresponding foreign equity securities and the ADS depositary is terminated for any reason, then, on and after the date such ADS is no longer so listed or admitted for trading or the date of such termination, as applicable (the “change date”), the calculation agent, in its sole discretion, will either (A) determine the successor reference shares (as defined below) to such ADS after the close of the principal trading session on the trading day immediately prior to the change date in accordance with the following paragraph (each successor stock as so determined, a “successor reference shares” and such successor foreign equity security issuer, a “successor foreign reference share issuer”) or (B) select the corresponding foreign equity securities to replace such original reference shares.

The “successor reference shares” with respect to an ADS will be the ADS of a company selected by the calculation agent that is organized, or has its principal executive office located, in, the country in which the reference share issuer of such original reference shares is organized or had its principal executive office, and which is then registered to trade on the NYSE or The Nasdaq Stock Market with the same primary Standard Industrial Classification Code (“SIC Code”) as the original reference shares with respect to such successor reference shares that, in the sole discretion of the calculation agent, are the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the successor reference shares will not be any ADS that is (or the corresponding foreign equity securities that are) subject to a trading restriction under the trading restriction policies of Credit Suisse or any of its affiliates that would materially limit the ability of Credit Suisse or any of its affiliates to hedge the warrants with respect to such ADS (a “hedging restriction”); provided further, if a successor reference shares cannot be identified as set forth above for which a hedging restriction does not exist, such successor reference shares will be selected by the calculation agent and will be the ADS of a company that (i) is organized in, or with its principal executive office located in, the country in which the issuer of such original reference shares is organized or has its principal executive office, (ii) is then registered to trade on the NYSE or The Nasdaq Stock Market, (iii) in the sole discretion of the calculation agent is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility, (iv) is within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for such original reference shares and (v) is not subject to a hedging restriction. Notwithstanding the foregoing, if a successor reference shares cannot be identified in the country in which the issuer of such original reference shares is organized or had its principal executive office, as set forth above, then such successor reference shares will be selected by the calculation agent and will be the equity securities of a company that are then registered to trade on the NYSE or The Nasdaq Stock Market with the same primary SIC Code as such original reference shares that in the sole discretion of the calculation agent, is the most comparable to such original reference shares, taking into account such factors as the calculation agent deems relevant including, without limitation, market capitalization, dividend history and stock price volatility, and which is not subject to a hedging restriction.

Upon the determination by the calculation agent of any successor reference shares pursuant to clause (A) of the first paragraph under this “—Delisting of ADSs or termination of ADS facilities,” on and after the change date, all references in this product supplement and the applicable pricing supplement to such “reference shares” will no longer be deemed to refer to the original reference shares and will instead be deemed to refer to any such successor reference shares for all purposes, and all references in this product supplement and the applicable pricing supplement to the “reference share issuer” of such original reference shares will instead be deemed to refer to any such successor reference share issuer. Upon the selection of any successor reference shares by the calculation agent pursuant to clause (A) of the first paragraph under this “—Delisting of ADSs or termination of ADS facilities,” on and after the change date, (i) the initial level for such successor reference shares will be equal to the initial level of the original reference shares, (ii) the closing level for such successor reference shares on any trading day will be the closing level of one share of such successor reference shares on such trading day, multiplied by the share adjustment factor on such trading day, and (iii) the share adjustment factor for such successor reference shares will be an amount as determined by the calculation agent in its sole discretion in good faith as of the change date, taking into account, among other things, the closing level of the original reference shares on the trading day immediately preceding the change date, subject to adjustment for certain corporate events related to such successor reference shares in accordance with “—Adjustments” above.

Following the selection of any successor reference shares, the share adjustment factor for such successor reference shares will be subject to adjustment as described above under “—Adjustments” above.

If any successor reference shares are selected as described in this “—Delisting of ADSs or termination of ADS facilities,” we will, or will cause the calculation agent to, provide written notice to the warrant agent, to us and to The Depository Trust Company (the “DTC”) within 30 business days immediately following the change date of such successor reference share issuer, the successor reference shares and the initial level for such successor reference shares, as well as the original reference shares so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the calculation agent selects the corresponding foreign equity securities to replace the reference shares pursuant to clause (B) of the first paragraph under this “—Delisting of ADSs or termination of ADS facilities”, the share adjustment factor for such reference shares will thereafter equal the last value of the share adjustment factor for such ADS multiplied by the number of such corresponding foreign equity securities represented by a single share of such ADS, subject to further adjustments as described under “—Adjustments” above. On any trading day, the closing level for such reference shares will be expressed in U.S. dollars, converting the closing level of the corresponding foreign equity securities on such trading day into U.S. dollars using the applicable reference exchange rate as described below.

On any date of determination, the applicable reference exchange rate will be the spot rate of the local currency of the corresponding foreign equity security relative to the U.S. dollar as reported by Reuters (or any successor service) on the relevant page for such rate at approximately the closing time of the relevant exchange for the corresponding foreign equity security on such day. However, (1) if such rate is not displayed on the relevant Reuters page on such date of determination, the applicable reference exchange rate on such date will equal an arithmetic average (or “mean”) of the bid quotations in The City of New York received by the calculation agent at approximately 11:00 a.m., New York City time, on the business day immediately following such date of determination, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation) or (2) if the calculation agent is unable to obtain three such bid quotations, the arithmetic average (or “mean”) of such bid quotations obtained from two recognized foreign exchange dealers, or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars in the aggregate principal amount necessary for settlement of the warrants on the third business day following such date of determination. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the applicable reference exchange rate in its sole discretion.

Purchases

We may at any time purchase any warrants, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

Upon the purchase and surrender for cancellation of any warrants by us, such warrants will be cancelled by the warrant agent.

Book-entry, delivery and form

We will issue the warrants in the form of one or more fully-registered global warrants. We will deposit the warrants with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the warrants in the name of Cede & Co., DTC’s nominee. Your beneficial interests in the global warrants will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global warrants may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

As long as the warrants are represented by the global warrant certificates, we will pay the payment at expiration on the warrants, if any, to or as directed by DTC as the registered holder of the global warrant certificates. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

For a further description of procedures regarding global warrants representing book-entry securities, we refer you to “Description of Warrants—Book-entry, delivery and form” in the accompanying prospectus supplement.

Calculation agent

The calculation agent is Credit Suisse International, an affiliate of ours. The calculation agent makes all determinations with respect to the securities. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding upon all parties, including us and the beneficial owners of the securities, absent manifest error. The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to “Risk Factors—There may be conflicts of interest.”

Further issues

Without notice to or the consent of the registered holder(s) of the warrants, we may from time to time create and issue further warrants ranking pari passu with the warrants being offered hereby in all respects. Such further warrants will be consolidated and form a single series with the warrants being offered hereby and will have the same terms as to status, settlement or otherwise as the warrants being offered hereby.

Amendments

We may, without the consent of the registered holder(s) of the warrants and the owners of any beneficial interest in the warrant, amend the warrants to conform to their terms to the terms set forth in the applicable offering documents, and the warrant agent is authorized to enter into any such amendment without any such consent.

Substitution

Credit Suisse may at any time substitute another of its branches for the branch through which it acts under the warrants for all purposes under the warrants.

Notices

Notices to holders of the warrants will be made by customary means.

The Underlyings or Basket

The one or more underlyings or basket to which the warrants are linked will be specified in the applicable pricing supplement. If any underlying is replaced by a successor underlying as set forth above, such successor will be substituted for that underlying for all purposes relating to the warrants.

We will provide summary information in such pricing supplement regarding the businesses of the applicable reference share issuer(s) or the relevant reference fund based on publicly available information. We take no responsibility for the accuracy or completeness of such publicly available information. We do not make any representation that such publicly available documents or any other publicly available information regarding any underlying or reference share issuer is accurate or complete. We are not responsible for any public disclosure of information by any reference share issuer or reference fund, whether contained in filings with the SEC or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement, including events that would affect the accuracy or completeness of public information or filings of any such reference share issuer or reference fund, or the level(s) of any underlying(s), have or in the future will be publicly disclosed.

Reference shares

If the applicable pricing supplement specifies that the warrants will be linked to the performance of one or more reference shares or reference funds, we will provide summary information regarding the business of any reference share issuer or relevant reference fund, as applicable, based on its publicly available documents in the applicable pricing supplement. We take no responsibility for the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the underlying(s), the reference share issuer and/or reference fund, as applicable, may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the warrants offered thereby and do not relate to any underlying(s) or other securities of any reference share issuer(s) or relevant reference fund, as applicable. We will derive any and all disclosures contained in the relevant pricing supplement regarding the underlying(s), the reference share issuer(s) or relevant reference fund from the publicly available documents described above. In connection with the offering of the warrants, we have not, and will not, participate in the preparation of such documents or make any due diligence inquiry with respect to any underlying(s), reference share issuer(s) and/or relevant reference fund. We do not, and will not, make any representation that such publicly available documents are, or any other publicly available information regarding any underlying(s), reference share issuer(s) and/or relevant reference fund is, or will be, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading prices of any underlying(s) (and therefore, the final level(s) of such underlying) have or in the future will be publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any underlying(s) reference share issuer(s) and/or relevant reference fund could affect the payment at expiration with respect to the warrants and, therefore, the trading prices of the warrants.

Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

We or our affiliates may currently, or from time to time in the future, engage in business with the reference share issuer(s) or the relevant reference fund, as applicable, of any underlying(s) of the warrants we are offering you, including extending loans to, or making equity investments in, or providing advisory services (including merger and acquisition advisory services) to such reference share issuer(s) or relevant reference fund. In the course of such business, we or our affiliates may acquire non-public information about such underlying(s) or reference share issuer(s) and/ or reference fund, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express opinions regarding such underlying(s), reference share issuer(s) and/or reference fund, and these reports or opinions may or may not recommend that investors buy or hold such underlying(s). As a prospective purchaser of the securities, you should undertake an independent investigation of any underlying(s), reference share issuer(s) and/or reference fund that in your judgment is appropriate to make an informed decision with respect to an investment in the warrants.

Reference indices, reference funds, reference shares

Additional information relating to any applicable reference indices, reference funds and reference shares will be set forth in an underlying supplement or the applicable pricing supplement.

Historical Performance of the Underlying

We will provide historical information on any underlying(s) or the basket in the relevant pricing supplement. You should not misconstrue any historical levels or prices that we may provide in any pricing supplement as an indication of the future performance of any underlying(s) or the basket. Neither we nor any of our affiliates makes any representation to you regarding the future performance of any underlying(s) or the basket.

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the warrants. It applies to you only if you purchase a warrant for cash in the initial offering at the “issue price,” which is the first price at which a substantial of the warrants is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of warrants at another time or price should consult their tax advisors regarding the U.S. federal tax consequences to them of the ownership and disposition of the warrants. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the warrants;

•	a person holding a warrant as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a warrant;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the warrants, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the warrants or a partner in such a partnership, you should consult your tax advisor as to the particular U.S. federal tax consequences of holding and disposing of the warrants to you.

We will not attempt to ascertain whether any issuer of any reference fund, reference share or shares that underlie a reference index, to which the warrants relate (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the warrants. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by the issuers of the Underlying Equity and consult your tax advisor regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or PFIC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax. You should consult your tax advisor about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the warrants) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant warrants.

Tax Treatment of the Warrants

The following discussion applies to warrants that are treated as options for U.S. federal income tax purposes.

There are no statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of certain warrants described in this product supplement. As a result, the proper timing and character of income you are required to recognize on the warrants may be uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below. Alternative U.S. federal income tax treatments of the warrants are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the warrants.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the warrants, possibly with retroactive effect.

Moreover, if there is a change to the warrants that results in the warrants being treated as reissued for U.S. federal income tax purposes, as discussed below in “Possible Taxable Event,” the treatment of the warrants after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of warrants generally assume that the stated treatment of the warrants is respected and that no deemed retirement and reissuance of the warrants has occurred. You should consult your tax advisor regarding the risk that an alternative U.S. federal income tax treatment applies to the warrants.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a warrant that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity or Disposition

A U.S. Holder should not be required to recognize income over the term of the warrants prior to maturity, other than pursuant to an earlier taxable disposition of the warrants.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount at least equal to the issue price) prior to maturity, the consequences are not entirely clear. A warrant might be treated as terminated for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the warrant. In addition, the timing and character of income you recognize in respect of the warrant after that time could also be affected. You should consult your tax advisor regarding the treatment of the warrants in such an event.

Taxable Disposition of the Warrants

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a warrant, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the warrant. Your tax basis in a warrant should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Higher Tax on Warrants Linked to ‘Collectibles’” and “—Possible Application of Section 1260 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the warrant for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Possible Higher Tax on Warrants Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain warrants linked to an underlying that is a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. Prospective investors should consult their tax advisors regarding an investment in a warrant linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1260 of the Code

If a warrant is linked to an underlying consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, depending upon the specific terms of the warrants it is possible that an investment in a warrant will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your warrants would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of warrants with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your warrants, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a warrant that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a warrant, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the warrants.

As discussed below under “Possible Taxable Event,” under certain circumstances, the warrants could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued warrants might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued warrants, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax advisor regarding the consequences of a significant modification of the warrants.

Sale, Exchange or Retirement of the Warrants

Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of amounts paid to you, provided that income in respect of the warrants is not effectively connected with your conduct of a trade or business in the United States.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2023, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2023 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the warrant, i.e., when all material terms have been agreed on, and (ii) the issuance of the warrant. However, if the time of pricing is more than 14 calendar days before the issuance of the warrant, the calculation date is the date of the issuance of the warrant. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the warrant. As a result, you should acquire such a warrant only if you are willing to accept the risk that the warrant is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a warrant are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the warrant generally will be treated as reissued for this purpose at the time of the significant modification, in which case the warrants could become Specified ELIs at that time.

If a warrant is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the warrant or upon the date of maturity, lapse or other disposition of the warrant by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from proceeds of the retirement or other disposition of the warrant, or from your other cash or property held by us or the withholding agent. If withholding applies, we or the withholding agent intend to withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a simple contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2023 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, the applicable pricing supplement will generally state the estimated amounts.

Depending on the terms of a warrant and whether or not it is issued prior to 2023, the pricing supplement may contain additional information relevant to Section 871(m), such as whether the warrant references a Qualified Index or Qualified Index Security; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); and whether the substantial equivalence test is met and the initial hedge (for a complex contract).

Prospective purchasers of the warrants should consult their tax advisors regarding the potential application of Section 871(m) to a particular warrant and whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for a Non-U.S. Holder to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to warrants linked to U.S. equities and their application to a specific issue of warrants may be uncertain. Accordingly, even if we determine that certain warrants are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those warrants. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the warrants are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisors regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any issuer of the Underlying Equity should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a warrant could be treated as a USRPI, in which case any gain from the disposition of the warrant would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-

U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a warrant that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of warrants that are “regularly traded,” a holding of 5% or less of the outstanding warrants of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisors regarding whether their ownership interest in the warrants will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the warrants are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.

Possible Taxable Event

A change in the methodology by which an underlying reference index is calculated, a change in the components of an underlying reference index, the designation of a successor index or underlying company, or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable on the warrants are calculated could result in a significant modification of the affected warrants.

A significant modification would generally result in the warrants being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the warrants, and your holding period for your warrants could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued warrants could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the warrants after the significant modification.

You should consult your tax advisor regarding the consequences of a significant modification of the warrants. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the warrants.

Fungibility of Subsequent Issuances of the Warrants

We may, without the consent of the holders of outstanding warrants, issue additional warrants with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original warrants, these additional warrants may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original warrants.

U.S. Federal Estate Tax

  A warrant may be subject to U.S. federal estate tax if an individual Non-U.S. Holder, or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), holds the warrant at the time of the individual’s death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property deemed situated in the United States. Individual Non-U.S. Holders, and the entities mentioned above, should consult their tax advisors regarding the U.S. federal estate tax consequences of an investment in the warrants in their particular situation.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the warrants is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a warrant or an index and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant warrants would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax advisor regarding these rules.

Information Reporting and Backup Withholding

Payments on the warrants as well as the proceeds of a sale, exchange or other disposition (including retirement) of the warrants may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to interest from U.S. sources and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalent, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding warrants through a non-U.S. intermediary, you should consult your tax advisor regarding the potential application of FATCA to the warrants, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable pricing supplement, we will not be required to pay any additional amounts with respect to amounts withheld in respect of U.S. federal income taxes.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the warrants with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the warrants.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the warrants should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the warrants may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the warrants, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of warrants and related lending transactions, provided that neither the Issuer of the warrants nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the warrants.

Each purchaser or holder of the warrants, and each fiduciary who causes any entity to purchase or hold the warrants, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such warrants, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the warrants on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such warrants shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the warrants on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the warrants that (a) none of Credit Suisse, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the warrants, or as a result of any exercise by us or our affiliates of any rights in connection with the warrants, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the warrants is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such warrants and not a fiduciary to such purchaser.

Each purchaser of a warrant will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the warrant does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the warrants would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Underwriting (Conflicts of Interest)

We will sell the warrants to CSSU and certain other agents that are or may become party to the Distribution Agreement, as amended or supplemented, from time to time (CSSU and such other agents, each an “Agent” and collectively, the “Agents”), acting as principal, at the discounts or concessions set forth in the applicable pricing supplement, for resale to one or more investors or other purchasers at the offering prices specified in the applicable pricing supplement. Each Agent may offer the warrants it has purchased as principal to other dealers. Each Agent may sell warrants to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount to be received by each Agent from us. After the initial public offering of any warrants, the public offering price, concession and discount of such warrants may be changed.

We may also sell warrants to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant pricing supplement. That Agent may resell warrants to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the applicable pricing supplement. An Agent may offer the warrants it has purchased as principal to other dealers. That Agent may sell the warrants to any dealer at a discount and the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of warrants that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Each issue of warrants will be a new issue of warrants with no established trading market. CSSU intends to make a secondary market in the warrants. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may use the offering documents in connection with the offers and sales of warrants related to market making transactions by and through our broker-dealer subsidiaries or affiliates, including CSSU, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including CSSU, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including CSSU, has any obligation to make a market in the warrants and any broker-dealer subsidiary or affiliate that does make a market in the warrants may discontinue any market making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the warrants. The warrants will not be listed on a national securities exchange in the United States or any other country.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice.

Because CSSU is one of our wholly owned subsidiaries, CSSU has a “conflict of interest” within the meaning of FINRA Rule 5121 in any offering of the securities in which it participates. The net proceeds received from the sale of the warrants will be used, in part, by CSSU or one of its affiliates in connection with hedging our obligations under the warrants. The underwriting arrangements for any offering in which CSSU participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, CSSU may not sell the warrants to any of its discretionary accounts without the prior written approval of the customer.

We have agreed to indemnify CSSU against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that CSSU may be required to make in that respect. We have also agreed to reimburse CSSU for expenses.

In connection with the offering, CSSU may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by CSSU in excess of the principal amount of warrants CSSU is obligated to purchase, which creates a short position. CSSU will close out any short position by purchasing warrants in the open market.

These stabilizing transactions may have the effect of raising or maintaining the market prices of the warrants or preventing or retarding a decline in the market prices of the warrants. As a result, the prices of the warrants may be higher than the prices that might otherwise exist in the open market.

CSSU and its affiliates have engaged and may in the future engage in commercial banking and investment banking and other transactions with us and our affiliates in the ordinary course of business. Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In the United States, the warrants may be offered for sale in those jurisdictions where it is lawful to make such offers.

Each Agent has represented and agreed that it will not offer or sell the warrants in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the warrants, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

No action has been or will be taken by us, CSSU or any dealer that would permit a public offering of the warrants or possession or distribution of the offering documents in any jurisdiction other than the United States, where action for that purpose is required. No offers, sales or deliveries of the warrants, or distribution of the offering documents relating to the securities may be made in or from any jurisdiction, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us, CSSU, the Agents or any dealer.

Concurrently with the offering of the warrants as described in this product supplement, we may issue other warrants from time to time as described in the accompanying prospectus supplement and prospectus.

Notice to Investors

Argentina

This document, and the documents related to the offering of the warrants, have not been submitted to the Argentine Securities Commission (“Comisión Nacional de Valores” or the “CNV” after its acronym in Spanish) for approval. Thus, the CNV has neither approved nor disapproved them, nor has the CNV passed upon or endorsed the merits of any offering or the accuracy or adequacy of such documents. Accordingly, the Warrants may not be offered or sold to the public in Argentina, and, therefore, any transaction involving the Warrants within Argentina must be done in a manner that does not constitute a public offering or a public distribution of the warrants under Argentine laws. This document does not constitute an offer to sell any of or an invitation to purchase, the warrants referred to therein to any prospective purchaser of the warrants in Argentina, nor do they constitute a solicitation of any prospective purchaser of the warrants in Argentina of an offer to buy or invitation to purchase any of the warrants referred to therein, under circumstances in which such offer, invitation or solicitation, as applicable, would be unlawful.

Bahamas

The warrants may not be offered or sold in or from within The Bahamas unless the offer or sale is made by a person appropriately licensed or registered to conduct securities business in or from within The Bahamas.

The warrants may not be offered or sold to persons or entities deemed resident in The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas unless the prior approval of the Exchange Control Department of the Central Bank of The Bahamas is obtained.

No distribution of the warrants may be made in The Bahamas unless a preliminary prospectus and a prospectus have been filed with the Securities Commission of The Bahamas (the “Securities Commission”) and the Securities Commission has issued a receipt for each document, unless such offering is exempted pursuant to the Securities Industry Regulations, 2012, in which case additional filing and reporting obligations under Bahamian law may be triggered.

Brazil

The warrants have not been and will not be issued nor placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the warrants has not been nor will be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (“CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the warrants in Brazil is not legal without prior registration under Law No. 6,385, of December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to the offering of the warrants, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the warrants is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the warrants to the public in Brazil. Therefore, each of the Agents has represented, warranted and agreed that it has not offered or sold, and will not offer or sell, the warrants in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the warrants within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.

British Virgin Islands

Recipient acknowledges that it has not been solicited through the distribution of the warrants and further represents and warrants that it is not buying or selling the warrants in connection with an invitation to buy or sell the warrants to the public in the Virgin Islands within the meaning of section 25 of the Securities and Investment Business Act, 2010 (“SIBA”). Recipient further represents and warrants: (a) that it is a Qualified Investor as defined in Schedule 4 of SIBA and, to the extent the recipient is a professional investor for the purposes of Schedule 4, it declares that (i) its ordinary business involves, whether for its own account or the account of others, the acquisition or disposal of property of the same kind as the property constituting the Interests, or a substantial part of the property; or (ii) it has net worth in excess of US$1,000,000 or its equivalent in any other currency and that it consents to being treated as a professional investor within the meaning of section 40 of SIBA; or (b) that no document associated with the purchase or sale of the warrants (including any prospectus or offering document) has been received by the recipient at an address in the Virgin Islands other than its registered office in the Virgin Islands.

Cayman Islands

Restrictions on the Offer of the warrants

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the warrants unless the issuer is listed on the Cayman Islands Stock Exchange.

Chile

Neither the Issuer nor the warrants have been registered with the Comisión para el Mercado Financiero (legal successor of the Superintendencia de Valores y Seguros) pursuant to Law No. 18,045, the Ley de Mercado de Valores, and regulations thereunder, so they may not be offered or sold publicly in Chile. This document does not constitute an offer of, or an invitation to subscribe for or purchase, the warrants in the Republic of Chile, other than to individually identified investors pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

Colombia

THIS MARKETING MATERIAL DOES NOT CONSTITUTE A PUBLIC OFFER IN THE REPUBLIC OF COLOMBIA. PRODUCTS ARE OFFERED UNDER CIRCUMSTANCES, WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OF SECURITIES UNDER APPLICABLE COLOMBIAN SECURITIES LAWS AND REGULATIONS. THE OFFER OF CREDIT SUISSE PRODUCTS AND/OR SERVICES IS ADDRESSED TO LESS THAN ONE HUNDRED SPECIFICALLY IDENTIFIED INVESTORS. CREDIT SUISSE PRODUCTS ARE BEING PROMOTED/MARKETED IN COLOMBIA OR TO COLOMBIAN RESIDENTS IN STRICT COMPLIANCE WITH PART 4 OF DECREE 2555 OF 2010 OF THE GOVERNMENT OF COLOMBIA AND OTHER APPLICABLE RULES AND REGULATIONS RELATED TO THE PROMOTION OF FOREIGN FINANCIAL AND/OR SECURITIES RELATED PRODUCTS OR SERVICES IN COLOMBIA.

UPON PURCHASING THE NOTES, COLOMBIAN ELIGIBLE INVESTORS ACKNOWLEDGE THAT THEY ARE SUBJECT TO COLOMBIAN LAWS AND REGULATIONS (IN PARTICULAR, FOREIGN EXCHANGE, SECURITIES AND TAX REGULATIONS) APPLICABLE TO ANY TRANSACTION OR INVESTMENT CONSUMMATED IN CONNECTION WITH ANY RELEVANT INVESTMENT AND UNDER APPLICABLE REGULATIONS AND FURTHER REPRESENT THAT THEY ARE THE SOLE LIABLE PARTY FOR FULL COMPLIANCE WITH ANY SUCH LAWS AND REGULATIONS. IN ADDITION, ANY COLOMBIAN ELIGIBLE INVESTOR ENSURES THAT CREDIT SUISSE WILL HAVE NO RESPONSIBILITY, LIABILITY OR OBLIGATION IN CONNECTION WITH ANY CONSENT, APPROVAL, FILING, PROCEEDING, AUTHORIZATION OR PERMISSION REQUIRED BY THE INVESTOR TO PURCHASE THE NOTES OR FOR ANY ACTIONS TAKEN OR REQUIRED TO BE TAKEN BY THE INVESTOR IN CONNECTION WITH THE OFFER, SALE, PURCHASE OR DELIVERY OF THE CREDIT SUISSE PRODUCTS AND/OR SERVICES UNDER COLOMBIAN LAW.

ANY SPECIFIC CLAIM OF THE COLOMBIAN CLIENTS IN CONNECTION WITH THE INVESTMENT SHOULD BE RAISED BEFORE CREDIT SUISSE REPRESENTATIVE OFFICE THAT WILL SERVE AS LIAISON BETWEEN THE COLOMBIAN CLIENTS AND CREDIT SUISSE.

Costa Rica

The warrants have not been, and will not be, registered for public offering with the Costa Rican Securities Regulator (Superintendencia General de Valores or “SUGEVAL”). Therefore, the warrants are not authorized for public offering in Costa Rica and may not be offered, placed, distributed, commercialized and/or negotiated to the public in Costa Rica. Accordingly, the warrants shall not be offered or sold to the public in Costa Rica by means of massive communication or general solicitation, nor shall be placed or distributed between more than 50 individual persons or entities.

Documents and other offering materials relating to the offering of the warrants, as well as information contained therein, may not be offered publicly in Costa Rica, nor be used in connection with any public offering for subscription or sale of the warrants in Costa Rica. Nothing in this document or any other documents, information or communications related to the warrants shall be interpreted as containing any offer or invitation to, or solicitation of, any such distribution, placement, sale, purchase or other transfer of the warrants in the Costa Rica.

Dominican Republic

“Nothing in this document constitutes a public offering of securities for sale in the Dominican Republic. The warrants have not been, and will not be, registered with the Superintendence of the Securities Market of the Dominican Republic (“Superintendencia del Mercado de Valores”), under Dominican Securities Market Law No. 249-17, and the warrants may not be publicly offered or sold within the territory of the Dominican Republic.”

Ecuador

(i)	to the extent the warrants qualify as securities within the meaning of article 2 of the Stock Market Law (“SML”), the warrants cannot be publicly offered, sold or advertised within Ecuadorian territory; and

(ii)	to the extent the warrants could also qualify as banking products within the meaning of the Monetary and Financing Code (the “COMF”), it will not offer, sell or advertise the warrants in or from Ecuador, as such term is interpreted under the COMF.

Neither this product supplement nor any other documents related to the warrants constitute a prospectus in the sense of article 12(3) of the SML and neither this product supplement nor any other documents related to the warrants may be publicly distributed or otherwise made publicly available in Ecuador. Credit Suisse has not applied for a listing of the warrants on the Stock Market Registry nor in any regulated securities market in Ecuador, and consequently, the information presented in this product supplement does not necessarily comply with the information standards set out in the SML.

El Salvador

THE NOTES HAVE NOT BEEN REGISTERED NOR REVIEWED NOR APPROVED BY THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR (SUPERINTENDENCIA DEL SISTEMA FINANCIERO DE EL SALVADOR), THE SALVADORAN PUBLIC SECURITIES REGISTRY (REGISTRO PÚBLICO BURSÁTIL), NOR THE SALVADORAN STOCK EXCHANGE (BOLSA DE VALORES DE EL SALVADOR, S.A. DE C.V.). ACCORDINGLY, (I) THE NOTES CANNOT BE PUBLICLY OFFERED OR SOLD IN EL SALVADOR; AND (II) THE NOTES AND ITS OFFER ARE NOT SUBJECT TO THE SUPERVISION OF THE SUPERINTENDENCY OF THE FINANCIAL SYSTEM OF EL SALVADOR.

Guatemala

A broker-dealer should not be subject to the regulations contained in the Securities Exchange Market Law of the Republic of Guatemala nor should the offering be subject to registration at the Securities Exchange Market Registry of the Republic of Guatemala, as long as:

(a)	The warrants are offered to institutional investors of Guatemala (entities supervised and controlled by the Bank Superintendence, Social Security Institute, public or private social security entities and collective investment entities, vehicles or mechanisms), without the intervention of a third party and without using mass market communications media;

(b)	The warrants are offered to specific persons or entities, who are less than 35, in total for all the series, in a calendar year.

Honduras

THIS NOTE MAY NOT BE PUBLICLY OFFERED, SOLD OR RESOLD IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS OR TO ANY PERSON DOMICILED IN THE JURISDICTION OF THE REPUBLIC OF HONDURAS UNLESS THE SECURITY ISSUANCE AND ISSUER ARE DULY REGISTERED IN THE PUBLIC REGISTRATION OF THE HONDURAN SECURITIES MARKET (IN SPANISH “EL REGISTRO PÚBLICO DE MERCADO DE VALORES”) OF THE NATIONAL BANKING AND INSURANCE COMMISSION (IN SPANISH “COMISIÓN NACIONAL DE BANCOS Y SEGUROS”) IN ACCORDANCE WITH THE HONDURAN SECURITIES MARKET LAW, LEGISLATIVE DECREE NO. 8-2001 (IN SPANISH “LEY DE MERCADO DE VALORES”).

Israel

THIS OFFERING MEMORANDUM AND SHARES OFFERED BY THIS OFFERING MEMORANDUM HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AUTHORITY OF THE STATE OF ISRAEL AND SHARES MAY BE OFFERED IN ISRAEL ONLY TO INVESTORS OF THE CATEGORIES LISTED IN THE FIRST SUPPLEMENT TO SECURITIES LAW, AS AMENDED (“SOPHISTICATED INVESTORS”) AND WHO IN EACH CASE HAVE PROVIDED WRITTEN CONFIRMATION THAT THEY QUALIFY AS SOPHISTICATED INVESTORS, AND THAT THEY ARE AWARE OF THE CONSEQUENCES OF SUCH DESIGNATION AND AGREE THERETO; IN ALL CASES UNDER CIRCUMSTANCES THAT WILL FALL WITHIN THE PRIVATE PLACEMENT OR OTHER EXEMPTIONS OF THE ISRAELI SECURITIES LAW OF 1968 (THE “SECURITIES LAW”) AND THE JOINT INVESTMENT IN TRUST LAW OF 1994 (THE “JOINT INVESTMENT TRUSTS LAW”), AS AMENDED AND ANY APPLICABLE GUIDELINES, PUBLICATION OR RULINGS ISSUED FROM TIME TO TIME BY THE ISRAEL SECURITIES AUTHORITY. THIS OFFERING MEMORANDUM IS INTENDED ONLY TO SOPHISTICATED INVESTORS. ANY SUCH INVESTOR WHO PURCHASES SHARES IS PURCHASING SUCH SHARES FOR ITS OWN BENEFIT AND ACCOUNT AND NOT WITH THE AIM OR INTENTION OF DISTRIBUTING OR OFFERING SUCH SHARES TO OTHER PARTIES. AS A PREREQUISITE TO THE RECEIPT OF A COPY OF THIS OFFERING MEMORANDUM OR MAKING AN INVESTMENT A RECIPIENT MAY BE REQUIRED TO PROVIDE CONFIRMATION THAT IT IS A SOPHISTICATED INVESTOR PURCHASING SHARES FOR ITS OWN ACCOUNT. THE OFFERING MEMORANDUM MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSE, NOR BE FURNISHED TO ANY OTHER PERSON OTHER THAN THOSE SOPHISTICATED INVESTORS TO WHOM COPIES HAVE BEEN SENT.

NOTHING IN THIS OFFERING MEMORANDUM SHOULD BE CONSIDERED INVESTMENT ADVICE OR INVESTMENT MARKETING AS DEFINED IN THE REGULATION OF INVESTMENT ADVICE, INVESTMENT MARKETING AND PORTFOLIO MANAGEMENT LAW OF 1995 (THE “ADVICE LAW”). NEITHER THE ISSUER OR ANY AFFILIATE THEREOF IS SUBJECT TO THE ADVICE LAW, AND FOR THE AVOIDANCE OF DOUBT, NEITHER THE ISSUER NOR ANY AFFILIATE THEREOF HOLDS A LICENSE UNDER THE ADVICE LAW NOR DOES IT CARRY INSURANCE THEREUNDER. INVESTORS ARE ENCOURAGED TO SEEK COMPETENT INVESTMENT ADVICE FROM A LOCALLY LICENSED INVESTMENT ADVISOR OR ANY OTHER TAX, LEGAL, FINANCIAL OR OTHER ADVICE PRIOR TO MAKING THE INVESTMENT WHICH SHALL BE MADE IN ACCORDANCE WITH THE INVESTORS OWN UNDERSTANDING AND DISCRETION.

Mexico

The warrants have not been, and will not be, registered with the National Securities Registry, maintained by the Mexican National Banking and Securities Commission, and may not be offered or sold publicly in Mexico. The warrants may be sold privately to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in Article 7 of the Mexican Securities Market Law.

Nicaragua

This offer/document is not addressed to the Nicaraguan market or to any person domiciled in the Republic of Nicaragua.

Panama

The warrants, its offer, sale or any transaction thereof have not been and will not be registered under the Panamanian Securities Law (Law-Decree N° 1 of July 8, 1999 as amended from time to time, the “Panamanian Securities Law”) or with the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) in reliance upon an exemption therefrom, since all invitations to subscribe for or purchase them shall be made on a “private basis” or in “transactions exempted” (as both terms are defined by said Law-Decree) from the registration requirements under the same. Therefore this document has not been passed through the screening of and will not be subject to the supervision by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission). Any representation to the contrary is unlawful. Every investor of the warrants must have knowledge and experience or must get professional advice in financial, tax and business matters when evaluating the risks and merits of investing in the warrants.

The offering and transferability of the warrants is restricted and there will be no public market for them.

Investors may not act, in regard to the warrants, in any manner that would be characterized as a public offering (“Oferta Pública”), as defined under the Panamanian Securities Law, triggering registration or license requirements.

Investors must consult with their own local legal counsel regarding the legal requirements to avoid trespassing the thresholds of a “private placement” as defined by the Panamanian Securities Law.

In any case, the holder of any warrants must agree: (i) not to make an offer to resell said warrants to more than twenty five (25) persons (either individuals or companies); (ii) not to sell the same to more than ten (10) persons (either individuals or companies) within a year, in the Republic of Panama or to persons domiciled in Panama; and (iii) not to offer or sell the warrants through public communication media or in a fashion that may be considered by the Panamanian Superintendence of the Securities Market (formerly the National Securities Commission) as public or as being actively or publicly offering or requesting purchase or sale order.

Peru

The warrants will not be subject to a public offering in the Republic of Peru. Therefore, this document and other offering materials relating to the offer of the warrants have not been, and will not be, registered with the Peruvian Superintendence of the Securities Market (Superintendencia del Mercado de Valores) (“SMV”). This document and other offering materials relating to the offer of the warrants are being supplied only to those Peruvian institutional investors who have expressly requested it. They are strictly confidential and may not be distributed to any person or entity other than the recipients thereof. Each Pension Fund should determine the eligibility of the securities based on its own analysis of this document and the other offering materials related to the offer. In case the securities comply with the regulatory requirements and thus are considered eligible, such decision should be recorded on the “Eligibility Registry” managed by each Pension Fund, as required by Peruvian law. Other institutional investors, as defined by Peruvian legislation, must rely on their own examination of the Issuer and the terms of the offering of the warrants to determine their ability to invest in them. Accordingly, the warrants may not be offered or sold in the Republic of Peru except in compliance with the securities law and regulations of the Republic of Peru. This notice is for informative purposes only and it does not constitute a public or private offering of any kind.

Trinidad & Tobago

Restrictions on Transfer

No noteholder may distribute or offer to sell any warrants to a Trinidad and Tobago resident without the prior written consent of the Trustee. The Trustee shall not give its consent to a noteholder to distribute or offer to sell a note to a Trinidad and Tobago resident:

(a)	if such distribution or offer for sale would result in the Issuer and/or the Trustee having to comply with any provisions of the Securities Act, 2012 of the laws of Trinidad and Tobago; and

(b)	unless such consent is made conditional upon the noteholder ensuring that each purchaser of the warrants enters into a direct covenant with the Issuer and the Trustee not to distribute or offer to sell any warrants without their prior written consent.

Uruguay

The warrants are not and will not be registered with the Central Bank of Uruguay. The warrants are not and will not be offered publicly in or from Uruguay and are not and will not be traded on any Uruguayan stock exchange. This offer has not been and will not be announced to the public and offering materials will not be made available to the general public except in circumstances which do not constitute a public offering of securities in Uruguay, in compliance with the requirements of the Uruguayan Securities Market Law (Law Nº 18.627 and Decree 322/011). The warrants will be offered in or from Uruguay only on a private placement basis. Public advertising of this offering is and will be avoided.

Credit Suisse AG